Use these links to rapidly review the document

Prospectus

Filed Pursuant to Rule No. 424(b)(5)
Registration No. 333-109793

This preliminary pricing supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 3, 2004

PRICING SUPPLEMENT
(To Prospectus Dated November 17, 2003 and
Prospectus Supplement Dated November 17, 2003)

$[                    ]

The Bear Stearns Companies Inc.

Medium-Term Notes, Series B

Principal Protected Notes Linked to the
S&P 500® Index Due November [     ], 2009

  •
  The Notes are unsecured debt obligations of The Bear Stearns Companies Inc.

  •
  The Notes are linked to the value of the S&P 500 Composite Price Index as described below.

  •
  The Notes have a fixed annual rate of interest of [1.00-1.25]%, which will be paid semi-annually on May [    ] and November [    ] of each year.

  •
  The Notes will mature on November [    ], 2009.

  •
  At maturity, you will receive the principal amount of the Notes, plus you will receive an index price return amount.

  •
  The index price return amount you will receive at maturity will equal the greater of (i) zero and (ii) the principal amount of the Notes multiplied by the sum of the monthly index price performances for each of the monthly periods up to maturity (subject to a monthly cap rate of 4.75%).

  •
  We will apply list the Notes on the American Stock Exchange LLC.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A
SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET,
IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THIS PRICING SUPPLEMENT.

        "Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by The Bear Stearns Companies Inc. The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price	100.00%		$[ ]
Agent's discount	[ ]	%	$[ ]
Proceeds, before expenses, to us	[ ]	%	$[ ]

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about May [    ], 2004, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

        After this offering is complete, the Agent may use this pricing supplement, the accompanying prospectus supplement and prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Agent may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.

[                     ], 2004

SUMMARY

        This summary highlights selected information from the accompanying prospectus, prospectus supplement and this pricing supplement to help you understand the Notes linked to the S&P 500 Index. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should, in particular, carefully review the section entitled "Risk Factors", which highlights a number of risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement, prospectus supplement and the accompanying prospectus.

        The Bear Stearns Companies Inc. Medium-Term Notes, Series B, Principal Protected Notes Linked to the S&P 500® Index Due November [    ], 2009, are Notes whose return is tied or "linked" to the performance of the S&P 500 Index. The Notes will also pay interest semi-annually at the rate of [1.00-1.25]% per annum. If the Notes are held to maturity, you will receive the entire principal amount of the Notes plus an index price return amount equal to the greater of (i) zero and (ii) the principal amount of the Notes multiplied by the sum of the monthly index price performances (which may be positive or negative) for each of the monthly periods up to maturity, subject to a monthly cap rate of 4.75% for positively performing months.

Selected Investment Considerations

  •
  Current income – The Notes offer current income in the form of interest paid semi-annually. We anticipate the interest rate will be between 1.00% and 1.25% per annum, with the actual interest rate to be determined on the pricing date of the Notes.

  •
  Growth potential – The value of the Notes will be based upon the monthly index price performance of the S&P 500 Index, which may be positive or negative, subject to a monthly cap rate of 4.75% for positively performing months. The Notes enable you to participate in potential increases in the value of the S&P 500 Index, subject to the monthly cap rate.

  •
  Principal protection – At maturity, you will receive 100% of the principal amount of your Note, regardless of the performance of the S&P 500 Index.

  •
  Long-term investment – The Notes may be an attractive investment for investors who have a long term and moderately bullish view of the S&P 500 Index.

  •
  Diversification – Since the S&P 500 Index represents a broad spectrum of the US equity market, the Notes may allow you to diversify an existing portfolio.

  •
  Low minimum investment – Notes can be purchased in increments of $1,000.

  •
  Exchange listed – Subject to meeting certain listing criteria, we expect to list the Notes on the AMEX.

Selected Risk Considerations

  •
  An investment in the Notes involves significant risks. You should refer to "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

  •
  Limited return on investment – The index price return amount used to determine the amount payable to you at maturity is based upon the monthly index price performance of the S&P 500 Index (which may be positive or negative) over the term of the Notes. Any positive monthly index price performance is subject to a monthly cap rate of 4.75%. There is no floor on any negative monthly index price performance. As a result, any negative monthly index price performance could potentially offset a positive monthly index price performance in other periods, thus limiting the value of the Notes at maturity to your principal amount of the Notes.

  •
  No dividend payments – You will not receive any dividend payments or other distributions on the stocks underlying the S&P 500 Index, nor will such payments be included in the calculation of the monthly index price performances.

  •
  Liquidity – Subject to meeting certain listing criteria, we expect to list the Notes on the AMEX. You should be aware that we cannot ensure that a secondary market in the Notes will develop and, if such market were to develop, it may not be liquid.

  •
  Possible loss of value in the secondary market – Your principal investment in the Notes is only protected if you hold your Notes to maturity. If you sell your Notes prior to maturity, you may receive less than the amount you originally invested.

  •
  Taxes – If you are a US Holder you will be required to include original issue discount in income during your ownership of the Notes without regard to the actual interest payments received. You will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should refer to "Certain US Federal Income Tax Considerations" in this pricing supplement and "Certain US Federal Income Tax Considerations" in the prospectus supplement.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.
Index:	S&P 500 Composite Price Index (the "S&P 500 Index") (ticker "SPX"), as published by Standard & Poor's®.
Face amount:	Each Note will be issued in minimum denomination of $1,000; $[ ] in the aggregate for all the Notes being offered.
Interest amount and payment:
We will pay interest on the Notes at the rate of [1.00-1.25]% per annum, semi-annually on May [ ] and November [ ] of each year, beginning on November [ ], 2004. We anticipate the interest rate will be between 1.00% and 1.25% per annum, with the actual interest rate to be determined on the pricing date of the Notes.
Payment amount at maturity:	At maturity, we will pay you an amount in cash equal to the sum of (i) the principal amount of the Notes plus (ii) the index price return amount.
Index price return amount:	The greater of (i) zero and (ii) the principal amount of the Notes multiplied by the sum of the capped monthly performances.
Valuation dates:	The [ ] day of each month, subject to the next succeeding index business day convention; the first valuation date will be on May [ ], 2004; the final valuation date will be November [ ], 2009.
Reference index value:	For each valuation date, the closing index level of the S&P 500 Index on that valuation date, or, if that day is not an index business day, on the next index business day.
Initial index value:
For the first valuation date, the initial index level. For each subsequent valuation date, the closing index level of the S&P 500 Index on the preceding valuation date, or, if that day is not an index business day, on the next index business day.
Monthly index price performance:
For each valuation date, the result of the difference between the relevant reference index value and the relevant initial index value, divided by the relevant initial index value; the monthly index price performance may be positive or negative.
Capped monthly performance:	For each valuation date, the lesser of (i) the relevant monthly index price performance or (ii) the monthly cap rate.
Monthly cap rate:	4.75%.
Capped index performance:	The sum of the capped monthly performances for each valuation date.
Initial index level:	The closing index level on May [ ], 2004.
Final index level:	The closing index level on November [ ], 2009.
Maturity date:	November [ ], 2009.
Listing:	Subject to meeting certain listing criteria, we expect to list the Notes on the AMEX. No assurance can be provided that we will meet such listing criteria.

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes.

QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are a series of our senior debt securities whose value is linked to the performance of the S&P 500 Composite Price Index. The return on the Notes will be linked to the sum of the monthly performances of the S&P 500 Index, subject to a monthly cap rate of 4.75%. The Notes will also pay interest semi-annually at the rate of [1.00-1.25]% per annum, with the actual interest rate to be determined on the pricing date of the Notes. See "Risk Factors" in this pricing supplement.

        The Notes will be unsecured and will rank equally with all of our unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At February 29, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $39.8 billion of debt and other obligations, including approximately $36.4 billion of unsecured senior debt and $2.9 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $181.6 billion of debt and other obligations (including $45.9 billion related to securities sold under repurchase agreements, $74.0 billion related to payables to customers, $32.1 billion related to financial instruments sold, but not yet purchased, and $29.6 billion of other liabilities, including $16.2 billion of debt).

        The Notes will mature on November [    ], 2009, and do not provide for earlier maturity.

What will I Receive at Maturity of the Notes?

        We have designed the Notes for investors who want to protect their entire investment by receiving at maturity at least 100% of the principal amount of their Notes, while also having an opportunity to participate in the potential appreciation of the S&P 500 Index above the initial index level during the term of the Notes, subject to a monthly cap rate of 4.75%.

        At maturity we will pay (i) the outstanding principal amount of each Note plus (ii) the index price return amount. The index price return amount will equal the greater of (i) zero and (ii) the outstanding principal amount multiplied by the value of the capped index performance (positive or negative).

How will the Index Price Return Amount be Calculated?

        The amount payable on the Notes will be computed by first determining each monthly index price performance. The monthly index price performances will be equal to the lesser of:

(reference index value - initial index value)
x 100% or the monthly cap rate
initial index value

        Each monthly index price performance is calculated by dividing the difference of the relevant reference index value and the relevant initial index value at the end of each period by the relevant initial index value. The monthly index price performance for any period may be negative if the reference index value is lower than the initial index value for such period. If a monthly index price performance (expressed as a percentage) is less than or equal to 4.75%, then that monthly index price performance is used for that period. Otherwise, the monthly index price performance is capped at 4.75%. Thus, 4.75% is used instead of the actual monthly index price performance for any period during which the monthly index price performance exceeds 4.75%. We then compute the capped index performance by adding all of the capped monthly performances.

        The initial index value is [            ], the closing level of the S&P 500 Index on May [    ], 2004.

        For purposes of calculating the reference index value and the initial index value, an "index business day" will be a day, as determined by the calculation agent, on which the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a market disruption event) and the S&P 500 Index or any successor index is calculated and published. The calculation agent may, in its sole discretion, add to or delete from the definition of "index business day" any major US exchange or market which commences or ceases to serve as a primary exchange or market upon which a stock underlying the S&P 500 Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the S&P 500 Index trades. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        For more specific information about the index price return amount and for illustrative examples, you should refer to "Description of the Notes" in this pricing supplement.

What Does "Principal Protected" Mean?

        "Principal Protected" means that your principal investment in the Notes will not be at risk due to a decline in the S&P 500 Index if the Notes are held to maturity. You may receive less than the principal amount of the Notes if you sell the Notes prior to maturity.

Will I Receive Interest on the Notes?

        We will make periodic payments of interest on the Notes at the rate of [1.00-1.25]% per annum. We will pay interest semi-annually on May [        ] and November [    ] of each year. We anticipate the interest rate will be between 1.00% and 1.25% per annum, with the actual interest rate to be determined on the pricing date of the Notes. At maturity, in addition to your initial principal amount, you will also receive an index price return amount that is based on the monthly performance of the S&P 500 Index during the five and a half-year term of the Notes.

What is the S&P 500 Index, and What Does it Measure?

        Unless otherwise stated, all information on the S&P 500 Index that is provided in this pricing supplement is derived from Standard & Poor's or other publicly available sources. The S&P 500 Index is published by Standard & Poor's, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of March 31, 2004, the 500 companies included in the S&P 500 Index had an approximate aggregate market value of $10.5 trillion and represented approximately 84.6% of the aggregate market value of common stocks traded on the NYSE.

        Standard & Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include: the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. As of March 31, 2004, the 500 companies included in the S&P 500 Index were divided into the following ten sectors (with the number of companies included in each sector indicated in parentheses): Consumer Discretionary (86), Consumer Staples (37), Energy (23), Financials (84), Health Care (48), Industrials (59), Information Technology (82), Materials (33), Telecommunication Services (12) and Utilities (36). Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. For more information, see "Description of the S&P 500 Index" in this pricing supplement. Please note that an investment in the Notes does not entitle you to any ownership or other interest in the stocks of the companies included in the S&P 500 Index.

How has the S&P 500 Index Performed Historically?

        We have provided a table showing the closing values of the S&P 500 Index on the last index business day of each month from January 1998 to March 2004, and the closing values of the S&P 500 Index on the last index business day of December from 1947 through 2003. You can find these tables in the section "Description of the S&P 500 Index – Historical Data on the S&P 500 Index" in this pricing supplement. We have provided this historical information to help you evaluate the behavior of the S&P 500 Index in various economic environments; however, past performance is not necessarily indicative of how the S&P 500 Index will perform in the future. You should refer to the section "Risk Factors – The Historical Performance of the S&P 500 Index is Not an Indication of the Future Performance of the S&P 500 Index" in this pricing supplement.

Will the Notes be Listed on a Securities Exchange?

        Subject to meeting certain listing criteria, we expect to list the Notes on the AMEX. You should be aware that the listing of the Notes on the AMEX does not necessarily ensure that a liquid trading market will be available for the Notes. You should refer to "Risk Factors – There May Be No Secondary Market for the Notes" in this pricing supplement.

What is the Role of Our Subsidiary, Bear Stearns?

        Our subsidiary, Bear Stearns, will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends to buy and sell the Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or continue them once they are begun.

        Bear Stearns also will be our calculation agent for purposes of calculating the index price return amount. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary, and its responsibilities as calculation agent. You should refer to "Risk Factors – The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest" in this pricing supplement.

Can You Tell Me More About The Bear Stearns Companies Inc.?

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section entitled "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section entitled "Where You Can Find More Information" in the accompanying prospectus.

What are the US Federal Income Tax Consequences of Investing in the Notes?

        Because the Notes are contingent payment debt instruments for federal income tax purposes, a US Holder of a Note will be required to include original issue discount ("OID") in gross income over the term of the Note without regard to the actual interest payments received. The amount of OID includible in each year is based on our "comparable yield." In addition, we have computed a "projected payment amount" that produces the comparable yield. The comparable yield and the projected payment amount are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the projected payment amount, then a US Holder would have recognized taxable income in periods prior to maturity that exceeds the US Holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). If a US Holder disposes of the Note prior to maturity, the US Holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). You should refer to "Certain US Federal Income Tax Considerations" in this pricing supplement and "Certain US Federal Income Tax Considerations" in the prospectus supplement.

Does ERISA Impose any Limitations on Purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are There any Risks Associated with My Investment?

        Yes, the Notes are subject to a number of risks. You should refer to "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        You should carefully consider the following risk factors before deciding to invest in the Notes.

The Potential Return on Your Note is Limited

        Your ability to participate in any rise in the level of the S&P 500 Index is limited. Because of the formula that we will use to determine the payment amount, the amount you receive at maturity may result in a lower rate of return on your Note than you would have received had you invested in another security linked to the S&P 500 Index or in the underlying stocks directly. Moreover, even if the final index level is higher than the initial index level, it is possible that we will pay you only your principal amount at maturity.

        In particular, you should note the following about the formula used to determine the payment amount:

  •
  Your exposure to the depreciation of the S&P 500 Index in any monthly period is not limited and any negative monthly performances limit the benefit of any past or future positive monthly performances. This is the case because the capped index performance, calculated by adding the capped monthly performance for each monthly period, is subject to a cap but not a floor. As a result, the likelihood that the capped index performance will be the minimum rate of return of zero (and thus at maturity you will only receive the outstanding principal amount of the Note multiplied by 100%) increases as the number and magnitude of negative monthly performances increase. You will, however, always receive at least 100% of the outstanding principal amount of your Note at maturity.

  •
  Your ability to participate in the appreciation of the S&P 500 Index during any monthly period is limited. Because of the monthly cap rate, the capped monthly performance will never exceed 4.75%. This means that, no matter how much the S&P 500 Index may increase from one valuation date to the next (or from the initial index level to the first valuation date), the increase for any such period that will be reflected in calculating the payment amount on your Note will never exceed the monthly cap rate. Consequently, the monthly cap rate will limit the highest return you can receive at maturity.

        As a result of the monthly cap rate and the formula used to determine the payment amount, the maximum amount that we will pay at maturity will be 413.5%. We have calculated this hypothetical maximum payment by determining the sum of (i) the number of monthly periods from the original issue date to the maturity date multiplied by 4.75% and (ii) 100%. We would only pay this maximum amount if the S&P 500 Index level increases by the monthly cap rate of 4.75% or more during each monthly period. However, if the S&P 500 Index level increases by less than the monthly cap rate of 4.75% or decreases during any or all of the monthly periods, the amount we will pay at maturity could be substantially less, though not less than 100% of the outstanding principal amount of each Note.

Your Yield Will not Reflect Dividends on the Underlying Stocks That Comprise the S&P 500 Index

        The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it. Therefore, the yield based on the S&P 500 Index to the maturity of the Notes will not produce the same yield as if you had purchased such underlying stocks and held them for a similar period. You will not receive any dividends that may be paid on any of the stocks which underlie S&P 500 Index. You should refer to "Description of the Notes" in this pricing supplement.

Your Yield may be Below Market Interest Rates on the Pricing Date

        We will pay interest at the rate of [1.00-1.25]% per annum on the Notes. This interest rate is lower than the interest rate that we would pay on non-callable senior debt securities with a similar maturity to that of the Notes. Because the index price return amount due at maturity may equal zero, the return on your investment in the Notes may be less than the amount that would be paid on an ordinary debt security. The interest paid on the Notes and return of only the principal amount of each Note at maturity may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money. For more specific information about the index price return amount and for illustrative examples, you should refer to "Description of the Notes" in this pricing supplement.

Your Positive Return on the Notes may be Less Than Your Return on Other Instruments That Directly Replicated the Performance of the S&P 500 Index Because of the Monthly Cap Rate

        Unlike individual stocks comprising the S&P 500 Index or other instruments that directly replicate the performance of the S&P 500 Index, your return on the Notes is subject to a monthly cap rate of 4.75%, which may limit the increase in value of the Notes. For example, if the S&P 500 Index appreciates more than 4.75% each month during the term of the Notes, your return on the Notes will be less than an investment in the individual stocks comprising the S&P 500 Index or an index tracking instrument such as an S&P 500 linked exchange-traded fund or index tracking mutual fund.

Tax Consequences

        For US federal income tax purposes, the Notes will be classified as contingent payment debt instruments. As a result, you will be required to include original issue discount in income during your ownership of the Notes without regard to the actual interest payments received. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. See "Certain US Federal Income Tax Considerations" beginning on page PS-30 of this pricing supplement.

The Historical Performance of the S&P 500 Index is not an Indication of the Future Performance of the S&P 500 Index

        The historical performance of the S&P 500 Index, which is included in this pricing supplement, should not be taken as an indication of the future performance of the S&P 500 Index. While the trading prices of the underlying stocks of the S&P 500 Index will determine the value of the S&P 500 Index, it is impossible to predict whether the value of the S&P 500 Index will fall or rise. Trading prices of the underlying stocks of the S&P 500 Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or of a particular underlying stock.

The Price at Which You Will be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors, and may be Substantially Less Than You had Originally Invested

        We believe that the value of your Notes will be affected by the supply of and demand for the Notes, the value of the S&P 500 Index, and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the value of the S&P 500 Index is less than, equal to or not sufficiently above the value of the S&P 500 Index when you purchased the Notes. The following paragraphs describe what we expect to be the impact on the market value of the Notes with a change in a specific factor, assuming all other conditions remain constant.

  •
  Value of the S&P 500 Index.    We expect that the market value of the Notes will likely depend substantially on the relationship between the current value of the S&P 500 Index, the value of the S&P 500 Index on each of the valuation dates, and the initial index value. If you choose to sell your Notes when the value of the S&P 500 Index exceeds the initial index value, you may receive substantially less than the amount that would have been payable at maturity based on that index value, because of expectations that the S&P 500 Index will continue to fluctuate between such time and the time when the final index value is determined, and the amount you receive may be substantially less than your principal investment. If you choose to sell your Notes when the value of the S&P 500 Index is below the initial index value, you may receive substantially less than your initial principal investment. The effect of the current S&P 500 Index value on the market value of the Notes will likely decrease significantly over time during the five-year term of the Notes, because a portion of the index price return amount will be determined on each of the monthly valuation dates during such period subject to the monthly cap rate.

  •
  Volatility of the S&P 500 Index.    Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the S&P 500 Index increases or decreases, the trading value of the Notes may be adversely affected. The effect of the volatility of the S&P 500 Index on the market value of the Notes will likely decrease significantly over time during the term of the Notes, because the capped monthly index (and thus a portion of the index price return amount) will be determined on each valuation date.

  •
  Interest rates.    We expect that the market value of the Notes will be affected by changes in US interest rates. In general, if US interest rates increase, the value of the Notes may decrease, and if US interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the value of the S&P 500 Index, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may lower the value of the S&P 500 Index and, thus, the value of the Notes. Falling interest rates may increase the value of the S&P 500 Index and, thus, the value of the Notes.

  •
  The Company's credit ratings, financial condition and results.    Actual or anticipated changes in our credit ratings, A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services, financial condition or results may significantly affect the value of the Notes.

  •
  Time remaining to maturity.    As the time remaining to maturity of the Notes decreases, the "time premium" associated with the Notes will decrease. The "time premium" results from expectations concerning the value of the S&P 500 Index during the period prior to the maturity of the Notes. The time premium may also be affected by the dividend yields on the stocks in the S&P 500 Index. In general, higher dividend yields will likely reduce the time premium of the Notes and, conversely, lower dividend yields will likely increase the time premium of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium may decrease, decreasing the market value of the Notes.

  •
  Events involving the companies comprising the S&P 500 Index.    General economic conditions and earnings results of the companies whose common stocks comprise the S&P 500 Index, and real or anticipated changes in those conditions or results, may affect the market value of the Notes. In addition, if the dividend yields on those common stocks increase, the value of the Notes may be adversely affected, because the S&P 500 Index does not incorporate the value of dividend payments. Conversely, if dividend yields on the common stocks decrease, the value of the Notes may be favorably affected. In addition, some of the stocks included in the S&P 500 Index may be affected by mergers and acquisitions, which can contribute to volatility of the S&P 500 Index. As a result of a merger or acquisition, one or more stocks in the S&P 500 Index may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the stock originally included in the S&P 500 Index.

        We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the S&P 500 Index.

If the Level of the S&P 500 Index Changes, the Market Value of Your Notes may not Change in the Same Manner

        Your Notes may trade quite differently from the monthly performance of the S&P 500 Index. Changes in the level of the S&P 500 Index may not result in a comparable change in the market value of your Notes. In part, this is because each monthly performance is limited to 4.75%. Even if the level of the S&P 500 Index on any valuation date exceeds the level on the prior valuation date by more than 4.75%, the market value of your Notes likely will be less than it would have been had your Notes not been subject to the monthly cap rate.

There may be no Secondary Market for the Notes

        Subject to meeting certain listing criteria, we expect to list the Notes on the AMEX. However, no assurance can be provided that we will meet such listing criteria. You should be aware that we cannot ensure that a secondary market in the Notes will develop and, if there were to be a secondary market, it may not be liquid. Accordingly, the liquidity of the Notes may be limited and, under certain circumstances, nonexistent. However, Bear Stearns intends under ordinary market conditions to indicate prices in the Notes on request, although there can be no assurance at which price such a bid would be made. The price given, if any, will be affected by many factors including, but not limited to: the remaining term of the Notes, the general level of interest rates, the current level of the S&P 500 Index and the cost to us of unwinding any related hedging activity or any funding arrangement.

You Have no Shareholder Rights or Rights to Receive any Stock

        Investing in the Notes will not make you a holder of any of the stock underlying the S&P 500 Index. Neither you nor any other holder or owner of the Notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the underlying stocks. The Notes will be paid in cash, and you will have no right to receive delivery of any stocks underlying the S&P 500 Index.

State Law may Limit Interest Paid

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Calculation Agent is one of Our Affiliates, Which Could Result in a Conflict of Interest

        Bear Stearns will act as the calculation agent. The calculation agent will make certain determinations and judgments in connection with calculating the S&P 500 Index values, or deciding whether a market disruption event has occurred. You should refer to "Description of the Notes – Discontinuance of the S&P 500 Index" and "– Adjustments to the S&P 500 Index" and "– Market Disruption Events" in this pricing supplement. Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as calculation agent. Rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the S&P 500 Index values that the calculation agent may be required to make prior to the dissemination of such S&P 500 Index values. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith, and using its reasonable judgment.

        Bear Stearns and its affiliates may, at various times, engage in transactions involving the stocks underlying the S&P 500 Index for their proprietary accounts, and for other accounts under their management. These transactions may influence the value of such stocks, and therefore the value of the S&P 500 Index. BSIL, an affiliate of Bear Stearns, will also be the counterparty to the hedge of our obligations under the Notes. You should refer to "Use of Proceeds and Hedging" in this pricing supplement. Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as calculation agent with respect to the Notes and BSIL's obligations under our hedge.

The Policies of Standard & Poor's and Changes That Affect the S&P 500 Index or the Underlying Stocks That Comprise the S&P 500 Index Could Affect the Amount Payable on Your Notes and Their Market Value

        The policies of Standard & Poor's concerning the calculation of the S&P 500 Index, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the S&P 500 Index could affect the S&P 500 Index and, therefore, the amount payable on your Notes on the maturity date and the market value of your Notes before that date. The amount payable on your Notes and their market value could also be affected if Standard & Poor's changes these policies, for example by changing the manner in which it calculates the S&P 500 Index, or if the Standard & Poor's discontinues or suspends calculation or publication of the S&P 500 Index, in which case it may become difficult to determine the market value of your Notes. If events such as these occur, or if the S&P 500 Index is not available on any valuation date because of a market disruption event or for any other reason, the calculation agent, which initially will be Bear Stearns, our affiliate, may determine the S&P 500 Index on any particular valuation date and thus the capped monthly performance for the valuation date and, ultimately, the amount payable on the stated maturity date, in a manner it considers appropriate, in its sole discretion.

The Payments You Receive on the Notes may be Delayed or Reduced Upon the Occurrence of a Market Disruption Event, or an Event of Default

        If the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing, the determination of the value of the S&P 500 Index by the calculation agent may be deferred. As a result, the maturity date for your Notes may also be delayed for up to five consecutive index business days. If this occurs, you may not receive the cash payment that we are obligated to deliver on the maturity date of the Notes until several days after the originally scheduled due date. You should refer to "Description of the Notes – Market Disruption Events" in this pricing supplement.

        The Notes may be subject to redemption prior to the maturity date upon the occurrence of an Event of Default. You should refer to "Description of Debt Securities – Events of Default" in the accompanying prospectus. If we commence, voluntarily or involuntarily, a case under the United States Bankruptcy Code, your claim may be limited to the principal amount of your Notes, and may not include any claim for any index price return amount. The amount of principal of the Notes, together with any index price return amount, payable prior to maturity will be adjusted to account fully for any losses, expenses and costs to the Company of unwinding any underlying or related hedging and funding arrangements, all as determined by the calculation agent in its sole and absolute discretion.

        You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to "Certain US Federal Income Tax Considerations" in this pricing supplement.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as the "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary, and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus entitled "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At February 29, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $39.8 billion of debt and other obligations, including approximately $36.4 billion of unsecured senior debt and $2.9 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $181.6 billion of debt and other obligations (including $45.9 billion related to securities sold under repurchase agreements, $74.0 billion related to payables to customers, $32.1 billion related to financial instruments sold, but not yet purchased, and $29.6 billion of other liabilities, including $16.2 billion of debt).

        The aggregate principal amount of the Notes will be $[                  ]. The Notes will mature on November [    ], 2009. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. The Notes will not be subject to redemption prior to maturity.

        You should refer to the section entitled "Certain US Federal Income Tax Considerations" in this pricing supplement, for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Interest

        Interest on the Notes will accrue at the rate of [1.00-1.25]% per annum and will be paid semi-annually on each May [    ] and November [    ], beginning on November [    ], 2004 (which first payment includes interest from the date of issuance), to the persons who are registered holders at the close of business on the [    ] and [    ] immediately before the applicable interest payment date. We anticipate the interest rate will be between 1.00% and 1.25% per annum, with the actual interest rate to be determined on the pricing date of the Notes. If an interest payment date is not a business day, the interest payment will be made on the next business day, and the holder is not entitled to any additional interest for the delay.

        Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from and including May [    ], 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will not be entitled to the benefit of any mandatory sinking fund.

Payment at Maturity

        At maturity, you will receive the principal amount of the Notes, plus the index price return amount.

        The index price return amount will equal the greater of (i) zero and (ii) the principal amount of the Notes multiplied by the sum of the monthly index price performances for each of the monthly periods up to maturity (subject to a monthly cap rate of 4.75%).

        The amount payable on the Notes will be computed by first determining each monthly index price performance. The monthly index price performances will be equal to the lesser of:

(reference index value - initial index value)
x 100% or the monthly cap rate
initial index value

        Each monthly index price performance is calculated by dividing the difference of the relevant reference index value and the relevant initial index value at the end of the period by the relevant initial index value. The monthly index price performance for any period may be negative if the reference index value is lower than the initial index value for the period. If a monthly index price performance (expressed as a percentage) is less than or equal to 4.75%, then that monthly index price performance is used for that period. Otherwise, the monthly index price performance is capped at 4.75%. Thus, 4.75% is used instead of the actual monthly index price performance for any period during which the monthly index price performance exceeds 4.75%. We then compute the sum of all capped monthly performances. We call this computed value the capped index performance.

        The initial index value is [            ], the closing level of the S&P 500 Index on May [    ], 2004.

        For purposes of calculating the reference index value and the initial index value, an "index business day" will be a day, as determined by the calculation agent, on which the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange are open for trading (or would have been open for trading, but for the occurrence of a market disruption event) and the S&P 500 Index or any successor index is calculated and published. The calculation agent may, in its sole discretion, add to or delete from the definition of "index business day" any major US exchange or market which commences or ceases to serve as a primary exchange or market upon which a stock underlying the S&P 500 Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the S&P 500 Index trades. All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Illustrative Examples

        The following are illustrative examples demonstrating the hypothetical payment at maturity of a Note based on the assumptions outlined below and the hypothetical S&P 500 Index closing levels set forth in the tables below.

        Assumptions:

  •
  Investor pays the principal amount of $1,000 per Note and holds each Note to maturity.

  •
  All returns are based on a five and a half-year (66 month) term; pre-tax basis and a monthly cap rate of 4.75%.

  •
  Interest at the rate of 1.00% per annum is paid semi-annually throughout the life of the Notes. We anticipate the interest rate will be between 1.00% and 1.25% per annum, with the actual interest rate to be determined on the pricing date of the Notes.

• Compound Annual Growth Amount (CAGR)	=	((1	+	index price return amount principal amount of Note	)	(1/term of Note)	-1)	x	100%
  •
  CAGR + 1.00% interest payment does not take into account any re-investment return on the semi-annual interest payments throughout the life of the Notes.

  •
  No market disruption events occur during the term of the Notes.

Example 1:

"Bullish" Equity Market – The S&P 500 Index increases over the term of the Notes and certain monthly percentage changes exceed the monthly cap rate of 4.75%

Valuation Date	S&P 500 Index Closing Level	Monthly Index Price Performance(1)	Capped (4.75%) Monthly Return(2)	Capped Index Performance(3)

May-04	1,135.00

Jun-04	1,140.68	0.50%	0.50%	0.50%

Jul-04	1,117.86	-2.00%	-2.00%	-1.50%

Aug-04	1,143.01	2.25%	2.25%	0.75%

Sep-04	1,160.16	1.50%	1.50%	2.25%

Oct-04	1,214.11	4.65%	4.65%	6.90%

Nov-04	1,226.25	1.00%	1.00%	7.90%

Dec-04	1,266.10	3.25%	3.25%	11.15%

Jan-05	1,221.79	-3.50%	-3.50%	7.65%

Feb-05	1,166.81	-4.50%	-4.50%	3.15%

Mar-05	1,184.31	1.50%	1.50%	4.65%

Apr-05	1,199.11	1.25%	1.25%	5.90%

May-05	1,166.14	-2.75%	-2.75%	3.15%

Jun-05	1,201.12	3.00%	3.00%	6.15%

Jul-05	1,261.18	5.00%	4.75%	10.90%

Aug-05	1,223.34	-3.00%	-3.00%	7.90%

Sep-05	1,247.81	2.00%	2.00%	9.90%

Oct-05	1,197.90	-4.00%	-4.00%	5.90%

Nov-05	1,212.87	1.25%	1.25%	7.15%

Dec-05	1,243.19	2.50%	2.50%	9.65%

Jan-06	1,286.70	3.50%	3.50%	13.15%

Feb-06	1,322.09	2.75%	2.75%	15.90%

Mar-06	1,308.87	-1.00%	-1.00%	14.90%

Apr-06	1,375.62	5.10%	4.75%	19.65%

May-06	1,403.13	2.00%	2.00%	21.65%

Jun-06	1,350.51	-3.75%	-3.75%	17.90%

Jul-06	1,343.76	-0.50%	-0.50%	17.40%

Aug-06	1,353.84	0.75%	0.75%	18.15%

Sep-06	1,326.76	-2.00%	-2.00%	16.15%

Oct-06	1,391.77	4.90%	4.75%	20.90%

Nov-06	1,412.65	1.50%	1.50%	22.40%

Dec-06	1,444.44	2.25%	2.25%	24.65%

Jan-07	1,451.66	0.50%	0.50%	25.15%

Feb-07	1,415.37	-2.50%	-2.50%	22.65%

Mar-07	1,429.52	1.00%	1.00%	23.65%

Apr-07	1,496.71	4.70%	4.70%	28.35%

May-07	1,451.81	-3.00%	-3.00%	25.35%

Jun-07	1,382.85	-4.75%	-4.75%	20.60%

Jul-07	1,420.87	2.75%	2.75%	23.35%

Aug-07	1,494.76	5.20%	4.75%	28.10%

Sep-07	1,509.71	1.00%	1.00%	29.10%

Oct-07	1,596.21	5.73%	4.75%	33.85%

Nov-07	1,561.10	-2.20%	-2.20%	31.65%

Dec-07	1,592.32	2.00%	2.00%	33.65%

Jan-08	1,600.28	0.50%	0.50%	34.15%

Feb-08	1,544.27	-3.50%	-3.50%	30.65%

Mar-08	1,621.48	5.00%	4.75%	35.40%

Apr-08	1,626.35	0.30%	0.30%	35.70%

May-08	1,675.14	3.00%	3.00%	38.70%

Jun-08	1,757.22	4.90%	4.75%	43.45%

Jul-08	1,651.79	-6.00%	-6.00%	37.45%

Aug-08	1,738.51	5.25%	4.75%	42.20%

Sep-08	1,686.35	-3.00%	-3.00%	39.20%

Oct-08	1,610.47	-4.50%	-4.50%	34.70%

Nov-08	1,626.57	1.00%	1.00%	35.70%

Dec-08	1,630.64	0.25%	0.25%	35.95%

Jan-09	1,720.32	5.50%	4.75%	40.70%

Feb-09	1,741.83	1.25%	1.25%	41.95%

Mar-09	1,750.53	0.50%	0.50%	42.45%

Apr-09	1,680.51	-4.00%	-4.00%	38.45%

May-09	1,739.33	3.50%	3.50%	41.95%

Jun-09	1,821.08	4.70%	4.70%	46.65%

Jul-09	1,893.92	4.00%	4.00%	50.65%

Aug-09	1,865.51	-1.50%	-1.50%	49.15%

Sep-09	1,958.79	5.00%	4.75%	53.90%

Oct-09	1,973.68	0.76%	0.76%	54.66%

Nov-09	2,025.98	2.65%	2.65%	57.31%

(1)	(reference index value - initial index value)
x 100%
initial index value
(2)	The lesser of:	(reference index value - initial index value)
x 100% or the monthly cap rate
initial index value
(3)	Aggregate sum of the monthly percentage change.

        Capped Index Performance = 57.31%

        CAGR = ((1 + 573.1/1000)(1/5.5) - 1) x 100% = 8.59%

        CAGR + 1.00% interest per annum = 9.59%

        In the above hypothetical example, the S&P 500 Index return is equal to 78.50% (11.11% CAGR). The capped index performance is equal to 57.31% (8.59% CAGR). The actual return on the Notes (giving effect to the payment of interest at the rate of 1.00% per annum) is equal to 9.59%, as compared to the 11.11% CAGR on the S&P 500 Index return. At maturity, the investor will receive 100% of the principal amount of the Note plus an additional index price return amount of 57.31%, totaling a payment of $1,573.10 ($1,000 + $1,000 × 0.5731).

[Example 2 appears on next page]

Example 2:

"Modest" Equity Market– The S&P 500 Index increases over the term of the Notes and monthly percentage changes are generally lower than the monthly cap rate of 4.75%

Valuation Date	S&P 500 Index Closing Level	Monthly Index Price Performance	Capped (4.75%) Monthly Return	Capped Index Performance

May-04	1,135.00

Jun-04	1,140.68	0.50%	0.50%	0.50%

Jul-04	1,123.56	-1.50%	-1.50%	-1.00%

Aug-04	1,134.80	1.00%	1.00%	0.00%

Sep-04	1,112.10	-2.00%	-2.00%	-2.00%

Oct-04	1,106.54	-0.50%	-0.50%	-2.50%

Nov-04	1,123.15	1.50%	1.50%	-1.00%

Dec-04	1,156.84	3.00%	3.00%	2.00%

Jan-05	1,104.78	-4.50%	-4.50%	-2.50%

Feb-05	1,132.40	2.50%	2.50%	0.00%

Mar-05	1,121.08	-1.00%	-1.00%	-1.00%

Apr-05	1,177.13	5.00%	4.75%	3.75%

May-05	1,141.82	-3.00%	-3.00%	0.75%

Jun-05	1,176.07	3.00%	3.00%	3.75%

Jul-05	1,179.72	0.31%	0.31%	4.06%

Aug-05	1,150.23	-2.50%	-2.50%	1.56%

Sep-05	1,190.48	3.50%	3.50%	5.06%

Oct-05	1,196.44	0.50%	0.50%	5.56%

Nov-05	1,166.52	-2.50%	-2.50%	3.06%

Dec-05	1,201.52	3.00%	3.00%	6.06%

Jan-06	1,255.59	4.50%	4.50%	10.56%

Feb-06	1,280.70	2.00%	2.00%	12.56%

Mar-06	1,293.51	1.00%	1.00%	13.56%

Apr-06	1,254.70	-3.00%	-3.00%	10.56%

May-06	1,248.43	-0.50%	-0.50%	10.06%

Jun-06	1,223.46	-2.00%	-2.00%	8.06%

Jul-06	1,260.16	3.00%	3.00%	11.06%

Aug-06	1,291.67	2.50%	2.50%	13.56%

Sep-06	1,227.08	-5.00%	-5.00%	8.56%

Oct-06	1,239.36	1.00%	1.00%	9.56%

Nov-06	1,276.54	3.00%	3.00%	12.56%

Dec-06	1,302.07	2.00%	2.00%	14.56%

Jan-07	1,278.63	-1.80%	-1.80%	12.76%

Feb-07	1,323.38	3.50%	3.50%	16.26%

Mar-07	1,296.91	-2.00%	-2.00%	14.26%

Apr-07	1,316.37	1.50%	1.50%	15.76%

May-07	1,329.53	1.00%	1.00%	16.76%

Jun-07	1,313.58	-1.20%	-1.20%	15.56%

Jul-07	1,346.42	2.50%	2.50%	18.06%

Aug-07	1,332.95	-1.00%	-1.00%	17.06%

Sep-07	1,359.61	2.00%	2.00%	19.06%

Oct-07	1,312.03	-3.50%	-3.50%	15.56%

Nov-07	1,377.63	5.00%	4.75%	20.31%

Dec-07	1,366.61	-0.80%	-0.80%	19.51%

Jan-08	1,380.27	1.00%	1.00%	20.51%

Feb-08	1,352.67	-2.00%	-2.00%	18.51%

Mar-08	1,393.25	3.00%	3.00%	21.51%

Apr-08	1,337.52	-4.00%	-4.00%	17.51%

May-08	1,384.33	3.50%	3.50%	21.01%

Jun-08	1,377.41	-0.50%	-0.50%	20.51%

Jul-08	1,443.52	4.80%	4.75%	25.26%

Aug-08	1,479.61	2.50%	2.50%	27.76%

Sep-08	1,450.02	-2.00%	-2.00%	25.76%

Oct-08	1,486.27	2.50%	2.50%	28.26%

Nov-08	1,426.82	-4.00%	-4.00%	24.26%

Dec-08	1,462.49	2.50%	2.50%	26.76%

Jan-09	1,491.74	2.00%	2.00%	28.76%

Feb-09	1,469.36	-1.50%	-1.50%	27.26%

Mar-09	1,498.75	2.00%	2.00%	29.26%

Apr-09	1,423.81	-5.00%	-5.00%	24.26%

May-09	1,470.09	3.25%	3.25%	27.51%

Jun-09	1,440.68	-2.00%	-2.00%	25.51%

Jul-09	1,473.10	2.25%	2.25%	27.76%

Aug-09	1,447.32	-1.75%	-1.75%	26.01%

Sep-09	1,490.74	3.00%	3.00%	29.01%

Oct-09	1,468.38	-1.50%	-1.50%	27.51%

Nov-09	1,497.75	2.00%	2.00%	29.51%

        Capped Index Performance = 29.51%

        CAGR = ((1 + 295.1/1000)(1/5.5) - 1) x 100% = 4.81%

        CAGR + 1.00% interest per annum = 5.81%

        In the above hypothetical example, the S&P 500 Index return is equal to 31.96% (5.17% CAGR). The capped index performance is equal to 29.51% (4.81% CAGR). The actual return on the Notes (giving effect to the payment of interest at the rate of 1.00% per annum) is equal to 5.81%, as compared to the 5.17% CAGR on the S&P 500 Index return. At maturity, the investor will receive 100% of the principal amount of the Note plus an additional index price return amount of 29.51%, totaling a payment of $1,295.10 ($1,000 + $1,000 × 0.2951).

Example 3:

"Bearish" Equity Market– The S&P 500 Index decreases over the term of the Notes

Valuation Date	S&P 500 Index Closing Level	Monthly Index Price Performance	Capped (4.75%) Monthly Return	Capped Index Performance

May-04	1,135.00

Jun-04	1,146.35	1.00%	1.00%	1.00%

Jul-04	1,180.74	3.00%	3.00%	4.00%

Aug-04	1,157.13	-2.00%	-2.00%	2.00%

Sep-04	1,186.05	2.50%	2.50%	4.50%

Oct-04	1,227.57	3.50%	3.50%	8.00%

Nov-04	1,239.84	1.00%	1.00%	9.00%

Dec-04	1,215.04	-2.00%	-2.00%	7.00%

Jan-05	1,154.29	-5.00%	-5.00%	2.00%

Feb-05	1,186.04	2.75%	2.75%	4.75%

Mar-05	1,197.90	1.00%	1.00%	5.75%

Apr-05	1,138.00	-5.00%	-5.00%	0.75%

May-05	1,126.62	-1.00%	-1.00%	-0.25%

Jun-05	1,120.99	-0.50%	-0.50%	-0.75%

Jul-05	1,129.40	0.75%	0.75%	-0.00%

Aug-05	1,151.98	2.00%	2.00%	2.00%

Sep-05	1,123.18	-2.50%	-2.50%	-0.50%

Oct-05	1,140.03	1.50%	1.50%	1.00%

Nov-05	1,179.93	3.50%	3.50%	4.50%

Dec-05	1,203.53	2.00%	2.00%	6.50%

Jan-06	1,173.44	-2.50%	-2.50%	4.00%

Feb-06	1,193.98	1.75%	1.75%	5.75%

Mar-06	1,209.86	1.33%	1.33%	7.08%

Apr-06	1,243.13	2.75%	2.75%	9.83%

May-06	1,227.84	-1.23%	-1.23%	8.60%

Jun-06	1,178.72	-4.00%	-4.00%	4.60%

Jul-06	1,202.30	2.00%	2.00%	6.60%

Aug-06	1,238.37	3.00%	3.00%	9.60%

Sep-06	1,201.22	-3.00%	-3.00%	6.60%

Oct-06	1,231.25	2.50%	2.50%	9.10%

Nov-06	1,289.73	4.75%	4.75%	13.85%

Dec-06	1,302.63	1.00%	1.00%	14.85%

Jan-07	1,237.50	-5.00%	-5.00%	9.85%

Feb-07	1,200.37	-3.00%	-3.00%	6.85%

Mar-07	1,224.38	2.00%	2.00%	8.85%

Apr-07	1,242.75	1.50%	1.50%	10.35%

May-07	1,270.71	2.25%	2.25%	12.60%

Jun-07	1,248.47	-1.75%	-1.75%	10.85%

Jul-07	1,275.94	2.20%	2.20%	13.05%

Aug-07	1,240.21	-2.80%	-2.80%	10.25%

Sep-07	1,172.00	-5.50%	-5.50%	4.75%

Oct-07	1,113.40	-5.00%	-5.00%	-0.25%

Nov-07	1,154.04	3.65%	3.65%	3.40%

Dec-07	1,151.15	-0.25%	-0.25%	3.15%

Jan-08	1,173.03	1.90%	1.90%	5.05%

Feb-08	1,149.56	-2.00%	-2.00%	3.05%

Mar-08	1,172.56	2.00%	2.00%	5.05%

Apr-08	1,131.52	-3.50%	-3.50%	1.55%

May-08	1,154.15	2.00%	2.00%	3.55%

Jun-08	1,148.38	-0.50%	-0.50%	3.05%

Jul-08	1,096.70	-4.50%	-4.50%	-1.45%

Aug-08	1,107.67	1.00%	1.00%	-0.45%

Sep-08	1,129.82	2.00%	2.00%	1.55%

Oct-08	1,036.61	-8.25%	-8.25%	-6.70%

Nov-08	1,008.10	-2.75%	-2.75%	-9.45%

Dec-08	1,043.39	3.50%	3.50%	-5.95%

Jan-09	1,032.95	-1.00%	-1.00%	-6.95%

Feb-09	1,053.61	2.00%	2.00%	-4.95%

Mar-09	1,032.54	-2.00%	-2.00%	-6.95%

Apr-09	980.91	-5.00%	-5.00%	-11.95%

May-09	902.44	-8.00%	-8.00%	-19.95%

Jun-09	934.02	3.50%	3.50%	-16.45%

Jul-09	955.04	2.25%	2.25%	-14.20%

Aug-09	940.71	-1.50%	-1.50%	-15.70%

Sep-09	912.49	-3.00%	-3.00%	-18.70%

Oct-09	928.46	1.75%	1.75%	-16.95%

Nov-09	905.25	-2.50%	-2.50%	-19.45%

        Capped Index Performance = -19.45%

        CAGR = ((1 + (-194.5)/1000)(1/5.5) - 1) x 100% = -3.86%

        In the above hypothetical example, the S&P 500 Index return is equal to -21.03% (-4.20% CAGR). The capped index performance is equal to -19.45% (-3.86% CAGR). Since the Notes are principal protected, the actual return on the Notes (giving effect to the payment of interest at the rate of 1.00% per annum) is equal to 1.00%, as compared to the -4.20% CAGR on the S&P 500 Index return. At maturity, the investor will receive 100% of the principal amount of the Note, for a payment of $1,000.

        These examples are for purposes of illustration only. The S&P 500 Index return will depend on the starting S&P 500 Index value and the monthly percentage changes determined by the calculation agent as provided in this pricing supplement. Historical value data regarding the S&P 500 Index are included in this pricing supplement under "Description of the S&P 500 Index – Historical Data on the S&P 500 Index."

Discontinuance of the S&P 500 Index

        If Standard & Poor's discontinues publication of the S&P 500 Index, or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the S&P 500 Index, then the ending value as of any succeeding valuation date will be determined by reference to the value of that index, which we refer to as a "successor index."

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the Trustee, who will provide notice of the selection of the successor index to the registered holders of the Notes.

        If Standard & Poor's discontinues publication of the S&P 500 Index, and a successor index is not selected by the calculation agent, or is no longer published on any valuation date, the capped monthly performance to be substituted for the S&P 500 Index for that valuation date will be a value computed by the calculation agent for that valuation date in accordance with the procedures last used to calculate the S&P 500 Index prior to any such discontinuance.

        If Standard & Poor's discontinues publication of the S&P 500 Index prior to the determination of the index price return amount, and the calculation agent determines that no successor index is available at that time, then on each index business day until the earlier to occur of (a) the determination of the index price return amount or (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the index price return amount as described in the preceding paragraph, as if such day were a valuation date. The calculation agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to those values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Notes.

        If a successor index is selected, or the calculation agent calculates a value as a substitute for the S&P 500 Index as described above, the successor index or value will be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether an index business day or market disruption event has occurred. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect the value of the Notes.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Adjustments to the S&P 500 Index

        If, at any time, the method of calculating the S&P 500 Index or a successor index is changed in any material respect, or if the S&P 500 Index or a successor index is in any other way modified, so that the value of the S&P 500 Index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index, had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the sole discretion of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index or the successor index, as if the changes or modifications had not been made, and calculate the closing value with reference to the S&P 500 Index or the successor index. Accordingly, if the method of calculating the S&P 500 Index or the successor index is modified so that the value of the S&P 500 Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified (for example, due to a split in the S&P 500 Index), then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified (for example, as if the split had not occurred).

Market Disruption Events

        If there is a market disruption event on any valuation date, the valuation date will be the first succeeding index business day on which there is no market disruption event, unless there is a market disruption event on each of the five index business days following the original date that, but for the market disruption event, would have been the valuation date. In that case, the fifth index business day will be deemed to be the valuation date, notwithstanding the market disruption event and the calculation agent will determine the level of the S&P 500 Index on that fifth index business day in accordance with the formula for and method of calculating the S&P 500 Index in effect prior to the market disruption event using the exchange traded price of each security in the S&P 500 Index (or, if trading in any such security has been materially suspended or materially limited, the calculation agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that fifth index business day.

        A market disruption event means either of the following events, as determined by the calculation agent, in its sole discretion:

  •
  the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange in 20% or more of the stocks which then comprise the S&P 500 Index, or any successor index (without taking into account any extended or after-hours trading session); or

  •
  the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the S&P 500 Index, or any successor index, which are traded on any major US exchange.

        For the purpose of the above definition:

    (a)
    a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, and

    (b)
    for the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

        Based on the information currently available to us, on each of September 11, 12, 13 and 14, 2001, the NYSE suspended all trading for the entire day, and on October 27, 1997, the NYSE suspended all trading during the one-half hour period preceding the close of trading. If any such suspension of trading occurred during the term of the Notes, it would constitute a market disruption event. The existence or non-existence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section entitled "Description of Debt Securities – Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to:

  •
  the principal amount, plus

  •
  an index price return amount calculated as though the date of early repayment were the maturity date of the Notes.

        If a case under the United States Bankruptcy Code is commenced in respect of the Company, your claim as a holder of a Note may be limited to the principal amount of your Note, and may not include any claim for any index price return amount. The amount of principal of the Notes, together with any index price return amount, payable prior to maturity will be adjusted to account fully for any losses, expenses and costs to the Company of unwinding any underlying or related hedging and funding arrangements, all as determined by the calculation agent in its sole and absolute discretion.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by Bear Stearns in immediately available funds. All payments of principal and any index price return amount will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        The calculation agent for the Notes will be Bear Stearns. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and holders of the Notes. Because the calculation agent is an affiliate of the Company, potential conflicts of interest may exist between the calculation agent and holders of the Notes, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to holders of the Notes. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE S&P 500 INDEX

General

        Unless otherwise stated, all information on the S&P 500 Index provided in this pricing supplement is derived from Standard & Poor's or other publicly available sources. Such information reflects the policies of Standard & Poor's as stated in such sources, and such policies are subject to change by Standard & Poor's. Standard & Poor's is under no obligation to continue to publish the S&P 500 Index, and may discontinue publication of the S&P 500 Index at any time.

        The S&P 500 Index is published by Standard & Poor's, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate market value (as defined below) of the common stocks of 500 companies as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of March 31, 2004, the 500 companies included in the S&P 500 Index had an approximate aggregate market value of $10.5 trillion and represented approximately 84.6% of the aggregate market value of common stocks traded on the NYSE.

        Standard & Poor's chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings, that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include: the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. For more information concerning the composition of the S&P 500 Index see the Standard & Poor's website at http://www.spglobal.com.

        THE S&P 500 INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INDEX PRICE RETURN AMOUNT ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD HAVE RECEIVED HAD YOU PURCHASED SUCH UNDERLYING STOCKS AND HELD THEM UNTIL THE MATURITY DATE OF THE NOTES.

Computation of the S&P 500 Index

        While Standard & Poor's currently employs the following methodology to calculate the S&P 500 Index, no assurance can be given that Standard & Poor's will not modify or change such methodology in a manner that may affect the index price return amount payable to the beneficial owners of the Notes.

        Standard & Poor's currently computes the S&P 500 Index as of a particular time, as follows:

  (a)
  the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "market value" of such stock);

  (b)
  the market value of all component stocks as of such time (as determined under clause (a) above) are aggregated;

  (c)
  the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

  (d)
  the mean average market values of all such common stocks over such base period (as determined under clause (c) above) are aggregated (such aggregate amount being referred to as the "base value");

  (e)
  the aggregate market value of all component stocks as of such time (as determined under clause (b) above) is divided by the base value; and

  (f)
  the resulting quotient (expressed in decimals) is multiplied by ten.

        Standard & Poor's adjusts the foregoing formula to negate the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary, or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by Standard & Poor's of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, Standard & Poor's first recalculates the aggregate market value of all component stocks (after taking account of the new market price per share of the particular component stock, or the new number of outstanding shares thereof, or both, as the case may be) and then determines the new base value in accordance with the following formula:

Old Base Value × New Market Value Old Market Value	= New Base Value

        The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above, to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

Historical Data on the S&P 500 Index

        The following table sets forth the value of the S&P 500 Index at the end of each month in the period from January 1998 through August 2003. These historical data on the S&P 500 Index are not necessarily indicative of the future performance of the S&P 500 Index, or what the value of the Notes may be. Any historical upward or downward trend in the value of the S&P 500 Index during any period set forth below is not any indication that the S&P 500 Index is more or less likely to increase or decrease at any time during the term of the Notes.

Month End Closing Value of the S&P 500 Index January 1998 – March 2004

	1998	1999	2000	2001	2002	2003	2004
January	980.28	1279.64	1394.46	1366.01	1130.20	855.7	1131.13
February	1049.34	1238.33	1366.42	1239.94	1106.73	841.15	1144.94
March	1101.75	1286.37	1498.58	1160.33	1147.39	848.18	1126.21
April	1111.75	1335.18	1452.43	1249.46	1076.92	916.92	—
May	1090.82	1301.84	1420.60	1255.82	1067.14	963.59	—
June	1133.84	1372.71	1454.60	1224.38	989.82	974.50	—
July	1120.67	1328.72	1430.83	1211.23	911.62	990.31	—
August	957.28	1320.41	1517.68	1133.58	916.07	1008.01	—
September	1017.01	1282.71	1436.51	1040.94	815.29	995.97	—
October	1098.67	1362.93	1429.40	1059.78	885.76	1050.71	—
November	1163.63	1388.91	1314.95	1139.45	936.31	1058.20	—
December	1229.23	1469.25	1320.28	1148.04	879.82	1111.92	—

        The following table sets forth the closing values of the S&P 500 Index on the last index business day of each year from 1947 through 2003, as published by Standard & Poor's. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the value of the S&P 500 Index will not decline (or increase insufficiently) and thereby reduce or eliminate the index price return amount.

Year End Closing Value of the S&P 500 Index

Year	Year End Closing Value	Year	Year End Closing Value	Year	Year End Closing Value
1947	15.30	1966	80.33	1985	211.28
1948	15.20	1967	96.47	1986	242.17
1949	16.79	1968	103.86	1987	247.08
1950	20.43	1969	92.06	1988	277.72
1951	23.77	1970	92.15	1989	353.40
1952	26.57	1971	102.09	1990	330.22
1953	24.81	1972	118.05	1991	417.09
1954	35.98	1973	97.35	1992	435.71
1955	45.48	1974	68.56	1993	466.45
1956	46.67	1975	90.19	1994	459.27
1957	39.99	1976	107.45	1995	615.93
1958	55.21	1977	95.09	1996	740.74
1959	59.89	1978	96.11	1997	970.43
1960	58.11	1979	107.94	1998	1229.23
1961	71.55	1980	135.76	1999	1469.25
1962	63.10	1981	122.55	2000	1320.28
1963	75.02	1982	140.64	2001	1148.09
1964	84.75	1983	164.93	2002	879.82
1965	92.43	1984	167.24	2003	1111.92

        The closing value of the S&P 500 Index on May [    ], 2004 was [            ].

Historical Closing Values

        The following graph illustrates the historical performance of the S&P 500 Index on an annual basis based on the closing value on the last business day of July 1947 through March 2004. Past movements of the S&P 500 Index are not necessarily indicative of future S&P 500 Index values.

S&P 500 Index Historical Closing Values

        This graph is for historical information only and should not be used or interpreted as a forecast or indication of future stock market performance, interest rate levels or variable returns applicable to the Notes.

License Agreement

        Standard & Poor's and the Company have entered into a non-exclusive license agreement providing for the license to the Company, in exchange for a fee, of the right to use indices owned and published by Standard & Poor's in connection with certain securities, including the Notes.

        The license agreement between Standard & Poor's and the Company provides that the following language must be stated in this pricing supplement.

        "The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the holders of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to be initially be sold, or quantities of the Notes to be issued or in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES."

        All disclosures contained in this pricing supplement regarding the S&P 500 Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Standard & Poor's. None of the Company, Bear Stearns or the Trustee assume any responsibility for the accuracy or completeness of such information.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. Except as provided below under "Federal Income Tax Treatment of Non-US Holders," this summary deals only with a beneficial owner of a Note that is:

  •
  an individual who is a citizen or resident of the United States for US federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions

        (each, a "US Holder").

        If a partnership (or other entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of Notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the Notes.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued there under, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing mark to market treatment, investors whose functional currency is not the US dollar, persons subject to the alternative minimum tax, and former citizens or residents of the United States), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Federal Income Tax Treatment of US Holders

  Accruals of Original Issue Discount on the Notes

        For US federal income tax purposes, the Notes will be treated as "contingent payment debt instruments" ("CPDIs") subject to taxation under the "noncontingent bond method." Under the noncontingent bond method, US Holders of the Notes will accrue original issue discount ("OID") over the term of the Notes based on the Notes' "comparable yield." As a result, US Holders that employ the cash method of tax accounting will be required to include OID with respect to their Notes in gross income each year, without regard to the actual interest payments received.

        In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed-rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. If a hedge of the CPDI is available that, if integrated with the CPDI, would produce a synthetic debt instrument with a determinable yield to maturity, the comparable yield will be equal to the yield on the synthetic debt instrument. Alternatively, if such a hedge is not available, but fixed-rate debt instruments of the issuer trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Under the noncontingent bond method, the issuer's reasonable determination of a comparable yield is respected and binding on holders of the CPDI.

        Based on these factors, we believe that the comparable yield of the Notes is equal to 4.23%, compounded annually. Accordingly, US Holders will accrue OID in respect of the Notes at a rate equal to the comparable yield. The amount of OID allocable to each annual accrual period will be the product of the "adjusted issue price" of the Notes at the beginning of each such annual accrual period and the comparable yield. The "adjusted issue price" of the Notes at the beginning of an accrual period will equal the issue price of the Notes plus the amount of OID previously includible in the gross income of the US Holder less the amount of any interest payments previously made on the Notes. The amount of OID includible in income of each US Holder for each taxable year will equal the sum of the "daily portions" of the total OID on the Notes allocable to each day during the taxable year in which a US Holder held the Notes, regardless of the US Holder's method of accounting. The daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period.

        Under the noncontingent bond method, the comparable yield of a CPDI is used to construct a projected payment schedule that produces the comparable yield. Under this method, we believe that the projected payment schedule for the Notes consists of eleven semi-annual interest payments of $[            ] payable on May [    ] and November [    ] of each year during which the Notes are outstanding, beginning on November [    ], 2004, plus a projected payment amount on the maturity date equal to $255.91 in respect of each Note. Based upon the comparable yield and the projected payment amount for the Notes, a US Holder that pays taxes on a calendar year basis and buys a Note for $1,000 and holds it to maturity will be required to pay taxes on the following amounts of ordinary income from the Note each year: $26.02 in 2004, $43.40 in 2005, $45.24 in 2006, $47.15 in 2007, $49.14 in 2008, and $44.96 in 2009. However, for 2009, the amount of ordinary income that a US Holder will be required to pay taxes on from owning a Note may be greater or less than $44.96, depending upon the payment at maturity. In addition, if the payment at maturity is less than $255.91, a US Holder may have a loss for 2009. You should note that these projected payment amounts may vary based upon applicable interest rates and may be higher or lower depending upon market conditions on the date the Notes are issued.

        Under the noncontingent bond method, the projected payment schedule is not revised to account for changes in circumstances that occur while the Notes are outstanding.

        The comparable yield and the projected payment amount for the Notes are used to determine accruals of OID for tax purposes only, and are not assurances by us with respect to the actual yield or payments on the Notes and do not represent our expectations regarding a Note's yield or the index price return amount.

        A US Holder will generally be bound by our determination of the comparable yield and projected payment schedule for the Notes, unless the US Holder determines its own projected payment schedule and comparable yield, explicitly discloses such schedule to the Internal Revenue Service (the "IRS"), and explains to the IRS the reason for preparing its own schedule. We believe that the projected payment schedule and comparable yield for the Notes as set forth above are reasonable and will therefore be respected by the IRS. Our determination, however, is not binding on the IRS, and it is possible that the IRS could conclude that some other projected payment schedule or comparable yield should be used for the Notes.

  Sale, Exchange, Retirement, or Other Disposition of the Notes

        Upon the maturity of a Note, if the payment at maturity exceeds the projected payment amount of $255.91, a US Holder will be required to include such excess in income as ordinary interest on the maturity date. Alternatively, if the payment at maturity is less than the projected payment amount, the shortfall will be treated as an offset to any OID otherwise includible in income by the US Holder with respect to the Note for the taxable year in which the maturity date occurs, and any remaining portion of such shortfall may be recognized and deducted by the US Holder as an ordinary loss.

        When a US Holder sells, exchanges or otherwise disposes of a Note, the US Holder's gain (or loss) on the disposition will equal the difference between the amount received by the US Holder for the Note and the US Holder's adjusted tax basis in the Note. A US Holder's adjusted tax basis in a Note will be equal to the US Holder's original purchase price for the Note, plus any OID accrued by the US Holder less the aggregate amount of interest payments previously received. Any gain realized by a US Holder on a disposition will be treated as ordinary interest income. Any loss realized by a US Holder on a disposition will be treated as ordinary loss to the extent of the US Holder's OID inclusions with respect to the Note. Any loss realized in excess of such amount generally will be treated as a capital loss. Any capital loss recognized by a US Holder will be a long-term capital loss if such US Holder has held such Note for more than one year, and a short-term capital loss in other cases.

Disclosure Requirements for US Holders Recognizing Significant Losses or Experiencing Significant Book-Tax Differences

        A US Holder that claims significant losses in respect of a Note (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) or reports any item or items of income, gain, expense, or loss in respect of a Note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the Notes.

Federal Income Tax Treatment of Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a Note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the Notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-US Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  interest payable on the Notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A), and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United Stated and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these exceptions apply, interest (including OID) on the Notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8 ECI.

        In general, gain realized on the sale, exchange or retirement of the Notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, or

  •
  the Non-US Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A Note held by an individual who at death is a Non-US Holder will not be includible in the individual's gross estate for US federal estate tax purposes if:

  •
  the Non-US Holder did not at the time of death actually or constructively own 10% or more of the total combined voting power of all classes of stock of our stock entitled to vote; and

  •
  the income on the Note would not have been effectively connected with a trade or business conducted by the Non-US Holder in the United States at the time of death.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a Note (including interest and OID) and proceeds of the sale of a Note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, or (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year).

        Backup withholding will not be required with respect to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN or Form W-8IMY with all of the attachments required by the IRS, signed under penalty of perjury, identifying the Non-US Holder and stating that the Non-US Holder is not a United States person. In addition, IRS Form W-8BEN will be required from the beneficial owners of interests in a Non-US Holder that is treated as a partnership for US federal income tax purposes. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless the payor receives the statement described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any), provided, that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of the Notes by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. The Company and several of its subsidiaries, such as Bear Stearns, are each considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although the Company is not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither the Company nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts. A fiduciary of a Plan purchasing the Notes, or in the case of certain IRAs, the grantor or other person directing the purchase of the Notes for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of the Notes on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

USE OF PROCEEDS AND HEDGING

        At closing we will transfer the net proceeds from the sale of the Notes to BSIL, for their general corporate purposes. In addition, BSIL, on or before the date of this pricing supplement, will also hedge our anticipated exposure in connection with the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the S&P 500 Index, individual stocks included in the S&P 500 Index, futures contracts on the S&P 500 Index and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the value of the S&P 500 Index), in connection with hedging with respect to the Notes, we expect that BSIL will increase or decrease our initial hedging positions using dynamic hedging techniques and may take long or short positions in the S&P 500 Index, individual stocks included in the S&P 500 Index, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the S&P 500 Index and such individual stocks. In addition, BSIL may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or their discretion, hold or resell such Notes. BSIL may also take positions in other types of appropriate financial instruments that may become available in the future. If BSIL has a long hedge position in the S&P 500 Index, individual stocks included in the S&P 500 Index or options contracts in, or other derivative or synthetic instruments related to, the S&P 500 Index and such underlying stocks, then BSIL may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. BSIL will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions is taken into account. Although we have no reason to believe that such hedging activity will have a material impact on the price of such options, stocks, futures contracts and such options on futures contracts or on the value of the S&P 500 Index, we cannot guarantee that BSIL will not affect such prices or value as a result of their hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated as of June 19, 2003, as amended, the Agent Accession Agreement, dated [                        ], 2004 and the Terms Agreement, dated [                        ], 2004 we have agreed to sell to each of the agents, as principals, and each of the agents has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agent	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$	[ ]
[ ]	$	[ ]

Total	$	[ ]

        The agents intend to initially offer $[            ] of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, the agents may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns at a discount of [    ]% of the price at which the Notes are offered to the public. Bear Stearns may reallow a discount to other agents not in excess of [    ]% of the public offering price.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        The Notes are a new issue of securities with no established trading market. Although we expect to list the notes on the AMEX, no guarantees can be given that we will meet certain listing criteria and that our application will be approved. We have been advised by Bear Stearns that, following completion of the offering of the Notes, Bear Stearns intends to make a market in the Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market.

        In order to facilitate the offering of the Notes, Bear Stearns, on behalf of the agents, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the agents, may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to us. Bear Stearns, on behalf of the agents, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the agents, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-109793

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 17, 2003)

$10,668,950,162

The Bear Stearns Companies Inc.
Medium-Term Notes, Series B

        Set forth below is a summary of the terms of the notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of Notes."

-    Interest

The notes have a fixed or floating interest rate. The floating interest rate formula will be based on:

        -    Commercial Paper Rate;

        -    LIBOR;

        -    Federal Funds Rate;

        -    Treasury Rate;

        -    Prime Rate;

        -    CMT Rate; or

        -    Another interest rate formula.

-    Maturity

The notes will mature in 9 months or more.

-    Ranking

The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Sinking Fund

The notes may be subject to a sinking fund.

-    Interest Payment Dates
Interest on fixed rate notes will be paid semi-annually or otherwise on the dates set forth in the applicable pricing supplement. Interest on floating rate notes will be paid monthly, quarterly, semiannually, annually or as otherwise set forth in the applicable pricing supplement.

-    Redemption and Repurchase

The notes may be subject to:

        -    redemption, at our option; and

        -    repayment, at your option.

-    Book-Entry Notes

The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

-    Denominations

The notes will be issued in minimum denominations of $25,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent), unless otherwise set forth in the applicable pricing supplement.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(4)

Initial public offering price(1)	100%	$10,668,950,162

Agents' discounts and commission(2)	0.125% – 0.750%	$13,336,188–80,017,126

Our proceeds, before expenses(3)	99.250% – 99.875%	$10,588,933,036–10,655,613,974

(1)
We will issue the notes at 100% of their principal amount, unless otherwise set forth in the applicable pricing supplement.
(2)
We will pay a commission to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when that agent places such note. Any agent may agree with us, in respect of the sale of a note, to accept a commission other than one based on maturity, in which case the commission shall range from .025% to .750%. We may sell notes to any agent as principal either at a discount or at 100% of their principal amount, for resale at negotiated prices to be determined by that agent at the time of resale. See "Supplemental Plan of Distribution." We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3)
Before deduction of expenses payable by us, estimated at $676,500.
(4)
In US dollars or their equivalent in one or more foreign or composite currencies.

Bear, Stearns & Co. Inc.

November 17, 2003

        We are offering the notes on a continuing basis through Bear, Stearns & Co. Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement and the accompanying prospectus together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" in the accompanying prospectus). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

RISK FACTORS

  Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in notes that are denominated in a specified currency other than US dollars, or the principal, premium and/or any interest of which are determined by reference to a currency or currency index or indices, entails significant risks that are not associated with a similar investment in a security denominated in US dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the US dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the US dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other than US dollars against the US dollar could result in a decrease in the effective yield of the note below its coupon rate, and in certain circumstances could result in a loss to the investor on a US dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency for making payments with respect to a note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay such note in US dollars on the basis of the most recently available exchange rate. See "Description of Notes—Payment of Principal and Interest."

  The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Currently, there are limited facilities in the United States for currency conversion between US dollars and foreign currencies. In addition, banks do not offer non-US dollar denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a specified currency other than US dollars will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty or be unable to convert such specified currencies into US dollars on a timely basis or at all. See "Description of Notes—Payment of Principal and Interest." Unless otherwise specified in the applicable pricing supplement, notes denominated in a specified currency other than US dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

  Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in US dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You.

        An investment in currency indexed notes or other indexed notes entails significant risks not associated with similar investments in a conventional debt security. If the interest rate on a currency indexed note or an other indexed note is so indexed, it may result in payment of interest at a rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be payable. If the principal amount is so indexed, the principal amount payable at maturity may be less than the original purchase price of the note (if permitted pursuant to the terms of the note), including the possibility that no principal will be paid.

        The market prices for these notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable currency, security, basket of securities, commodity or index, including:

  •
  the volatility of the indexed currency, security, basket of securities, commodity or index;

  •
  the time remaining until the maturity of the notes;

  •
  the outstanding principal amount of the notes; and

  •
  prevailing market interest rates.

The value of the indexed currency, security, basket of securities, commodity or index will depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the principal amount, premium, if any, or rate of interest, if any, payable with respect to these notes contains a multiple or leverage factor, the effect of any change in the indexed currency, security, basket of securities, commodity or index may be increased. The historical experience of the relevant currencies, securities, baskets of securities, commodities or indices should not be taken as an indication of future performance of such currencies, securities, baskets of securities, commodities or indices during the term of any note.

        Please note, this prospectus supplement and the attached prospectus and pricing supplement do not describe all the risks of an investment in notes denominated in a specified currency other than US dollars, or the principal of or the premium and/or any interest on which are determined by reference to a currency or currency index or indices. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a specified currency other than US dollars, or as to which the principal, premium and/or any interest is determined by reference to a currency or currency index or indices. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

        Except as set forth under "Certain US Federal Income Tax Considerations," the information set forth in this prospectus supplement is directed to prospective purchasers who are US residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) and any interest with respect to the notes. These persons should consult their own financial and legal advisors with regard to such matters.

        There may not be any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes.

        We cannot assure you a trading market for your notes will ever develop or be maintained. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, premium and interest in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the outstanding amount of your notes;

  •
  any redemption features of your notes;

  •
  the amount of other securities linked to the index or formula applicable to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the terms for the notes, including:

  •
  interest rate;

  •
  remarketing provisions;

  •
  our right to redeem notes;

  •
  your right to tender notes you have purchased; and

  •
  any other provisions.

        We will issue notes under an indenture, dated as of May 31, 1991, as amended, between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" in the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Forms 10-K and 10-Q. See "Where You Can Find More Information" in the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in either US dollars or in another currency that will be specified both on the face of the note and in the applicable pricing supplement.

        You will be required to pay for any notes you purchase by delivery of the requisite amount of the specified currency to an agent, unless other arrangements have been made. Payments should be made in the specified currency in the country issuing the specified currency, provided that, at your election and, in certain circumstances, at our option, payments on notes denominated in other than US dollars may be made in US dollars. See "Risk Factors—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Payment of Principal and Interest."

        US dollar-denominated notes will be issued in minimum denominations of $25,000, increased in multiples of $1,000. Non-US dollar-denominated notes will be issued in the amount of the specified currency equal to US $25,000 or any integral multiple of the equivalent of US $1,000, as determined by reference to the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the Business Day before the date of issuance or, if that exchange rate is not available, then on the basis of the most recently available exchange rate for the specified currency. We may specify other authorized denominations in the applicable pricing supplement.

        The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At August 31, 2003:

  •
  we had outstanding (on an unconsolidated basis) approximately $35.2 billion of debt and other obligations, including approximately $32.1 billion of unsecured senior debt and $2.8 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $170.4 billion of debt and other obligations (including $46.7 billion related to securities sold under repurchase agreements, $65.6 billion related to payables to customers, $28.9 billion related to financial instruments sold, but not yet purchased, and $29.2 billion of other liabilities, including $16.7 billion of debt).

The notes will not have a sinking fund unless otherwise specified in the pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, each note will be issued in "book-entry" form represented by a permanent global security registered in the name of The Depository Trust Company or its nominee. As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the book-entry note(s) represented by that global security under the indenture. See "Book-Entry Notes—Registration, Transfer and Payments."

        We may issue the notes as exchangeable notes that are exchangeable at your option for:

  •
  the securities, or cash representing the value of securities, of an entity unaffiliated with us;

  •
  a basket of these securities;

  •
  an index or indices of these securities; or

  •
  any combination of the above options, as is described in the applicable pricing supplement.

Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as specified in the applicable pricing supplement. See "Exchangeable Notes."

        We may issue the notes as currency indexed notes, the principal amount of which is payable at or before maturity and the interest on which and any premium payable with respect to which will be determined by the difference between the currency in which the notes are denominated and another currency or composite currency or by reference to any other currency index or indices, as set forth in the applicable pricing supplement. See "Currency Indexed Notes."

        We may also issue the notes as indexed notes, the principal amount of which is payable at or before maturity and the interest on which and any premium payable with respect to which will be determined by reference to the difference in the price of a specified security or basket of securities, commodity or index on certain specified dates, or by some other index, indices or formulas. See "Other Indexed Notes."

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities—Defeasance" in the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted.

The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the relevant interest payment date, maturity date, redemption date or repayment date and will be payable on each interest payment date and upon maturity, redemption or repayment. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depositary or its nominee. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depositary or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date, maturity date, redemption date or repayment date of a fixed rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day.

  Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

  •
  the Commercial Paper Rate;

  •
  LIBOR;

  •
  the Federal Funds Rate;

  •
  the Treasury Rate;

  •
  the Prime Rate;

  •
  the CMT Rate; or

  •
  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

  •
  Calculation Date;

  •
  initial interest rate;

  •
  interest payment period;

  •
  interest payment dates;

  •
  record date;

  •
  Index Maturity;

  •
  Interest Determination Date;

  •
  Interest Reset Period;

  •
  Interest Reset Date; and

  •
  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See "—How Interest Is Calculated."

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Interest Reset Date will be:

  •
  for notes which reset daily, each Business Day;

  •
  for notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

  •
  for Treasury Rate notes which reset weekly, the Tuesday of each week;

  •
  for notes which reset monthly, the third Wednesday of each month;

  •
  for notes which reset quarterly, the third Wednesday of March, June, September and December;

  •
  for notes which reset semiannually, the third Wednesday of the two months specified in the note and/or the applicable pricing supplement; and

  •
  for notes which reset annually, the third Wednesday of the month specified in the note and/or the applicable pricing supplement.

The initial interest rate or interest rate formula effective until the first Interest Reset Date will be indicated in the applicable pricing supplement.

        After the first Interest Reset Date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next Interest Reset Date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the Interest Reset Date immediately before the maturity date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate notes, the Interest Reset Date will be the following day that is a Business Day.

  When Interest Rate Is Determined

        The "Interest Determination Date" is as follows:

  •
  for the Commercial Paper Rate and Federal Funds (Effective) Rate, the Business Day before the Interest Reset Date;

  •
  for LIBOR, the second London Banking Day before the Interest Reset Date;

  •
  for the Treasury Rate, the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next week;

  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the Interest Reset Date; and

  •
  for a CMT Rate Note, the tenth Business Day before the Interest Reset Date.

  When Interest Is Paid

        Unless otherwise specified in the applicable pricing supplement, interest is paid as follows:

  •
  for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the note or the applicable pricing supplement;

  •
  for notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

  •
  for notes which reset semiannually, on the third Wednesday of the two months of each year specified in the note or the applicable pricing supplement;

  •
  for notes which reset annually, on the third Wednesday of the month specified in the note or the applicable pricing supplement; and

  •
  at maturity, redemption or optional repayment.

        If any interest payment date, maturity date, redemption date or repayment date of a floating rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be postponed to the next Business Day and, unless otherwise specified in the applicable pricing supplement, no additional interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day. However, for LIBOR notes, if the next Business Day is in the next calendar month, principal, premium, if any, or interest will be paid on the preceding Business Day, provided that any such Business Day is also a London Banking Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes. With respect to CMT Rate notes, interest is calculated on the basis of twelve 30-day months and a 360-day year.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or ..0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and any spread) specified in the Commercial Paper Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as set forth and calculated in the Glossary section of this prospectus supplement) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the rate is not published in H.15(519) on the Calculation Date, the Money Market Yield will be calculated based on the rate on the Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Nonfinancial."

        If neither of the rates described above is published on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. on the Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

        If the three dealers selected are not quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in US dollars for the Index Maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

  (b)
  the offered rate for deposits in US dollars having the specified Index Maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in US dollars having the specified Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than US $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount").

        The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in US dollars to leading European banks having the specified Index Maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Effective) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Open) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

  (1)
  The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

  (2)
  If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (3)
  Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, either the rate set forth for that date on Telerate page 5 under the heading "Bank Rate/Prime" or the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan."

        If the Prime Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate is not published in H.15(519) or on Telerate page 5 prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

  (2)
  If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

  (3)
  If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  (4)
  If in any month or two consecutive months, the Prime Rate is not published in H.15(519) or on Telerate page 5 and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the Interest Reset Period will remain the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

  CMT Rate Notes

        Each CMT Rate note will bear interest at the rate (calculated with reference to the CMT Rate and any spread) specified in the CMT Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the CMT Rate means, with respect to any Interest Determination Date, the rate displayed on the designated CMT Telerate Page,

under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the designated CMT Index Maturity, for:

  (a)
  the latest rate displayed at the close of business on such Interest Determination Date if the designated CMT Telerate Page is 7051; or

  (b)
  the average for the week, or the month, as specified in the applicable pricing supplement, ended immediately before the week in which the related Interest Determination Date occurs if the designated CMT Telerate Page is 7052.

        If the CMT Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate having the designated Index Maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

  (2)
  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity and with reference to the relevant Interest Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in H.15(519).

  (3)
  If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers after consulting with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated Index Maturity and a remaining term to maturity of not less than the designated Index Maturity minus one year in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  (4)
  If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity which have a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the

    Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  (5)
  If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

  (6)
  If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that Interest Determination Date.

Payment of Principal and Interest

        Unless otherwise specified in the applicable pricing supplement, we will pay principal and premium, if any, and interest on all notes in the applicable specified currency. However, payments on notes denominated in a specified currency other than US dollars will be made in US dollars as described below, unless otherwise specified in the applicable pricing supplement.

  At your option

        Except as provided in the next paragraph, we will pay principal and premium, if any, and interest on all notes denominated in a specified currency other than US dollars in US dollars if the registered noteholder on the relevant record date or at maturity, as the case may be, has delivered a written request for payment of such note in US dollars to the Trustee at its Corporate Trust Office in New York City on or before the applicable record date or 15 days before maturity, as the case may be. The request may be made in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any request made will remain in effect with respect to further payments of principal (and premium, if any) and any interest with respect to the note payable to such holder unless the request is revoked on or before the relevant record date or 15 days before maturity, as the case may be. Please note that holders of notes denominated in a specified currency other than US dollars whose notes are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in US dollars should be made.

        The US dollar amount to be paid to a holder of a note denominated in a specified currency other than US dollars who elects to receive payment in US dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 a.m. on the second Business Day before the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the specified currency for US dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all noteholders electing to receive US dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Business Day before the date of payment, the payment will be made in the specified currency. All currency exchange costs associated with any payment in US dollars on notes denominated in specified currencies other than US dollars will be borne by the noteholder and will be deducted from the payment to such noteholder.

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depositary or its nominee, at the close of business on the record date before each interest payment date. However, interest payable at maturity will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depositary or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depositary. The depositary will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depositary. So long as the depositary or its nominee is the registered holder of any global security, the depositary or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Notes—Registration, Transfer and Payments."

        Payments of principal (and premium, if any) and any interest with respect to a note to be made in a specified currency other than US dollars will be made by wire transfer to an account maintained by the noteholder with a bank located in the country issuing the specified currency. Payments may also be made to the noteholder's account in another jurisdiction that we and the Trustee have approved and which has been designated by the registered noteholder on the relevant record date or at maturity, as the case may be, in writing on or before the relevant record date before the interest payment date or 15 days before maturity, as the case may be, and, in the case of payments due at maturity, the note is presented to the Paying Agent in time for the Paying Agent to pay to that account in accordance with its normal procedures. The designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, New York City, and, unless revoked in writing, will remain in effect with respect to any future payments on the note payable to such holder.

        If payment cannot be made by wire transfer because the Trustee has not received the required designation on or before the requisite date or for any other reason, a notice will be mailed to the noteholder at its registered address requesting a designation by which the wire transfer can be made and, within five Business Days of receiving this designation, the Trustee will make the appropriate payment. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, however, except as specified in the applicable pricing supplement, any taxes, assessments or governmental charges imposed on payments will be borne by the noteholder to whom payments are made.

        If the official unit of any component currency is changed as a result of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of those two or more currencies, each of which will have a value on the date of division equal to its proportionate share of the former component currency.

        Notes denominated in a specified currency other than US dollars will provide that, in the event of an official redenomination of the specified currency, our obligations shall, in all cases, be deemed immediately following the redenomination to provide for payment of that amount of the redenominated specified currency representing the amount of such obligations immediately before the currency was redenominated.

        All determinations set forth above to be made by the Calculation Agent and the Exchange Rate Agent, except as expressly provided in this prospectus supplement or the applicable pricing supplement, shall be conclusive for all purposes and binding on all noteholders and on us, in the absence of manifest error, and the Calculation Agent and the Exchange Rate Agent shall not be held liable for these determinations.

        At our option in the case of an imposition of exchange controls or other circumstances beyond our control.

        If the principal of (and premium, if any) or interest on any note is payable in a specified currency other than US dollars and that specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing that currency or for settlement of transactions by public institutions of or within the international banking community, we may make the requisite payments in US dollars on the basis of the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the second Business Day before the applicable payment date or, if that exchange rate is not available, then on the basis of the most recently available exchange rate.

Exchangeable Notes

        We may offer notes that are exchangeable at your option for securities, or cash representing the value of securities, of an entity unaffiliated with us; a basket of these securities; an index or indices of these securities or any combination of these options, all as will be described in the applicable pricing supplement. Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as will be specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, exchangeable notes will entitle you, either during a period or at specific times, to exchange your note for the underlying security or securities constituting the underlying basket, index or indices of these securities (or combination of these alternatives) at a specified rate of exchange. If so specified in the applicable pricing supplement, exchangeable notes will be redeemable at our option before maturity. If you do not elect to exchange your exchangeable note before maturity or any applicable date for redemption, you will receive the principal amount of such note or applicable redemption price in cash.

        Upon exchange, at maturity or otherwise, of your exchangeable note, you may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket, index or indices or the cash value of such underlying security or securities, all as may be specified in the applicable pricing supplement. The underlying security or securities constituting any basket, index or indices may be the securities of either US or foreign entities, or both, and the exchangeable notes may provide for protection against fluctuations in the rate of exchange between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted, all as may be specified in the applicable pricing supplement. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Currency Indexed Notes

        We may offer notes the principal amounts of which are payable at or before maturity and the amounts of interest payable on which and/or any premium payable with respect to which are determined by the rate of exchange between the specified currency and the other currency or composite currency or currencies specified as the indexed currency or by reference to some other currency index or indices, in each case as set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, you will be entitled to receive a principal amount or portion of that amount in respect of the currency indexed note exceeding the amount designated as the face amount of the currency indexed note in the applicable pricing supplement if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is greater than the rate of exchange designated as the base exchange rate, which is expressed in units of the indexed currency per one unit of the specified currency, as specified in the applicable pricing supplement. You will only be entitled to receive a principal amount in respect of the currency indexed notes less than the face amount of currency indexed notes, if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is less than the base exchange rate, in each case determined as described under "Payment of Principal and Interest."

        The applicable pricing supplement will set forth information as to the relative historical value of the applicable specified currency against the applicable indexed currency, any currency and/or exchange controls applicable to the specified currency or indexed currency and any additional tax consequences to holders. See "Risk Factors—Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You."

        Unless otherwise specified in the applicable pricing supplement, we will pay interest, and any premium, in the specified currency based on the face amount of the currency indexed notes and at the rate and times and in the manner set forth in this prospectus supplement and in the applicable pricing supplement.

Other Indexed Notes

        We may also offer notes the principal amounts of which are payable at or before maturity and the amounts of any interest payable on which and/or any premium payment with respect to which are determined with reference to a security, basket of securities, commodity or index (for example, the difference in price of a specified security, basket of securities or commodity on certain dates, a securities or commodity index or any other index or indices). The applicable pricing supplement relating to these other indexed notes will set forth the method by and the terms on which the amount of principal (payable on or before the maturity date), interest and/or any premium will be determined, and additional tax consequences to the holders of these notes, a description of certain risks associated with investment in these notes and other information relating to these notes.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Extension of Maturity Date

        The applicable pricing supplement will indicate whether we may extend the maturity of a note for one or more periods up to, but not beyond, the date that is set forth in the pricing supplement.

        We may exercise our option to extend a note's maturity date by notifying the Trustee at least 60, but not more than 75 days, before the note's original maturity date that is in effect before we exercised our option. No later than 55 days before the original maturity date, the Trustee will mail to each noteholder a notice, first class, postage prepaid, setting forth:

  (1)
  our election to extend the note's maturity date;

  (2)
  the new maturity date;

  (3)
  in the case of a fixed rate note, the interest rate that will apply to the extension period or, in the case of a floating rate note, the spread, the new Interest Reset Date(s), if any, and the new interest payment date(s), if any, that will apply to the extension period; and

  (4)
  the provisions, if any, for redemption or repayment during the extension period.

Once the Trustee has mailed the extension notice to the noteholder, the note's maturity date shall be automatically extended and, except as may be modified by the extension notice or as described in the next paragraph, the note will have the same terms it did before the extension notice was mailed.

        Notwithstanding the foregoing, no later than 20 days before a note's original maturity date, we may at our option revoke its interest rate, in the case of a fixed rate note, or the spread, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate or higher spread, as the case may be, for the extension period. We may do so by causing the Trustee to mail notice first class, postage prepaid, of a higher interest rate or higher spread, as the case may be, to the noteholder. The notice shall be irrevocable. All notes with respect to which the maturity date is extended will bear the higher interest rate or higher spread, as the case may be, for the extension period, whether or not they are tendered for repayment.

        If we extend the maturity date of a note, the holder of such note may have the option to elect repayment of such note on the original maturity date at a price equal to the principal amount of the note plus any accrued interest to such date. In order for a note to be so repaid on the original maturity date, you must follow the procedures set forth under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days before the original maturity date and except that a noteholder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the original maturity date.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. Unless otherwise specified in the applicable pricing supplement, we may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Extension of Maturity Date," if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. Unless otherwise specified in the applicable pricing supplement, we may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $25,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date (or any shorter period as described under "Extension of Maturity Date"):

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the US setting forth:

    • your name,

    • the principal amount of the note,

    • the certificate number of the note or a description of the note's tenor or terms,

    • the principal amount of the note to be repaid,

    • a statement that you are exercising your option to elect repayment, and

    • a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable, except as set forth under "Extension of Maturity Date."

        If your note is represented by a global security, the depositary's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depositary's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depositary of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depositary, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        The applicable pricing supplement may provide that the maturity of a floating rate note will be automatically extended for a specified period, unless you elect during a designated period to terminate the automatic extension of the maturity by following the procedures described in the applicable pricing supplement and in the floating rate note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Book-Entry Notes—Registration, Transfer and Payments

        Book-entry notes may be issued in whole or in part in the form of one or more fully registered global securities deposited with, or on behalf of, the depositary and registered in the name of its nominee. Except as described below, a global security may not be transferred except as a whole by the depositary to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or its nominee to the depositary's successor or the successor's nominee.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any notes that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of the notes represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the notes. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for a certificated note, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until certificated notes are issued, the depositary, not you, will be considered the holder of notes represented by a global security under the indenture. We have described below the only circumstances where notes represented by a global security will be exchangeable for certificated notes.

        We will make payments of principal and interest on the notes to the depositary or its nominee. We and the Trustee will treat the nominee as the owner of the global securities for all purposes. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any payment of principal or interest on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary's nominee is the only person that can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable pricing supplement, notes will be issued initially as book-entry notes. Generally, we will issue book-entry notes only in the form of global securities. Notes represented by a global security may be exchanged for certificated notes with the same terms in authorized denominations if:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any notes of a series represented by a global security.

        In these circumstances, you will be entitled to physical delivery of notes in definitive form in an amount equal to your beneficial ownership interest and registered in your name. Notes issued in definitive form will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons. Additional information about the depositary's procedures for global notes is contained in the accompanying prospectus under "Description of Debt Securities—Global Securities."

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of notes. Except as provided below under "Federal Income Tax Consequences to Non-US Holders," this summary deals only with a beneficial owner of a note that is:

  •
  an individual who is a citizen or resident of the United States for US federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        If a partnership (or other entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the notes.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing mark to market treatment, investors whose functional currency is not the US dollar, persons subject to the alternative minimum tax, and former citizens or residents of the United States), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        The applicable pricing supplement may contain a further discussion of the special US federal income tax consequences applicable to certain notes, including notes that may be convertible into or exercisable or exchangeable for our common or preferred stock or depositary shares or for securities, or cash representing the value of securities, of an entity unaffiliated with us, a basket of securities, or an index or indices of these securities, notes that are "contingent payment debt instruments" (as described below), notes that are renewable or extendible, currency or other indexed notes, and amortizing notes.

Payments of Interest

        Except as described below, interest on a note will be taxable to a US Holder as ordinary interest income at the time it accrues or is received in accordance with the US Holder's normal method of accounting for tax purposes. Special rules governing the treatment of notes issued at an original issue discount are described under "Original Issue Discount," below.

Original Issue Discount

        The following is a summary of the principal US federal income tax consequences of the ownership of notes having original issue discount ("OID") and a term of more than one year. The US federal income tax treatment of the notes with a term of one year or less is summarized below under "Short-Term Notes."

        A note will have OID for US federal income tax purposes if its "issue price" is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below.

        The issue price of a note generally is the first price at which a substantial amount of the "issue" of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued discount (as discussed below under "Pre-Issuance Accrued Interest").

        The stated redemption price at maturity of a note generally is the total amount of all payments provided by the note other than "qualified stated interest" payments.

        Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a US Holder when accrued or received in accordance with the US Holder's normal method of tax accounting.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        Notes having "de minimis OID" generally will be treated as not having OID unless a US Holder elects to treat all interest on the note as OID. See "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)." A note will be considered to have de minimis OID if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

        US Holders of notes having OID will be required to include OID in gross income for US federal income tax purposes as it accrues (regardless of the US Holder's method of accounting), which may be in advance of receipt of the cash attributable to such income. OID accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, US Holders of notes having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amount of OID includible in income by the initial US Holder of a note having OID will equal the sum of the "daily portions" of the OID with respect to the note for each day on which the US Holder held the note during the taxable year. Generally, the daily portions of OID are determined by allocating to each day in an "accrual period" the ratable portion of OID allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the note at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the US Holder (without regard to any "acquisition premium" as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

        If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the US Holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Alternative Payment Schedules

        If a note (i) provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal (other than a "remote" or "incidental" contingency), (ii) the timing and amount of the payments that comprise each payment schedule are known as of the issue date and (iii) one of such schedules is significantly more likely than not to occur, then the yield and maturity of the note are generally determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note may be subject to the rules described below under "—Contingent Payment Debt Instruments" and in the applicable pricing supplement.

        If a note provides for alternative payment schedules, the determination of whether the note provides for qualified stated interest is made by analyzing each alternative payment schedule as if each schedule were the note's sole payment schedule. The note will provide for qualified stated interest to the extent of the lowest fixed rate at which qualified stated interest would be payable under any of the alternative payment schedules.

Call and Put Options

        For purposes of calculating the yield and maturity of a note subject to a call option held by us, in general, the option is presumed exercised if the yield on the note would be less than it would be if the option were not exercised, and a put option held by a US Holder is presumed exercised if the yield on the note would be more, than it would be if the option were not exercised. The effect of this rule generally may accelerate or defer the inclusion of OID in the income of a US Holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the OID rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note's yield and maturity for OID purposes and any related subsequent accruals of OID.

Variable Rate Debt Instruments

        A note that qualifies as a "variable rate debt instrument" will be subject to the rules described below and will not be treated as a "contingent payment debt instrument" described in the following section. A note will be treated as a variable rate debt instrument if:

  •
  the issue price of the note does not exceed the total amount of noncontingent principal payments by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the debt instrument's term (or its weighted average maturity in the case of an installment obligation), and

  •
  the note does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

        For purposes of determining if a note is a variable rate debt instrument, a qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated and is set at a "current rate." A qualified floating rate (or objective rate, as described below) must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

        A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either:

  •
  a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35, or

  •
  a multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

Certain combinations of rates are treated as a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note. A combination of these rates is generally treated as a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment is treated as a qualified floating rate only if the restriction is fixed throughout the term of the note, or is not reasonably expected as of the issue date to cause the yield on the note to differ significantly from its expected yield absent the restriction.

        An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within our control (or the control of a party that is related to us) or that is unique to our circumstances (or those of a related party)). The Internal Revenue Service ("IRS") may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will differ significantly from the average value of such rate during the final half of its term. A combination of a fixed rate of stated interest for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate; such a combination of rates is generally treated as a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions as those discussed above).

        If a note is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID. If the note bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any OID is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the note bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the note. However, if such qualifying variable rate includes a fixed rate, the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Notes bearing interest at a variable rate and having a term in excess of one year that do not bear interest at a qualifying variable rate or that have contingent principal payments or an issue price that exceeds the noncontingent principal payments by more than the allowable amount are treated as "contingent payment debt instruments," as described below.

Contingent Payment Debt Instruments

        Notes that provide for one or more contingent payments but that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments ("CPDIs"). If a CPDI is issued for cash or publicly traded property, OID is determined and accrued under the "noncontingent bond method."

        Under the noncontingent bond method, US Holders of the notes will accrue OID over the term of the note based on the note's "comparable yield." In general the comparable yield of a CPDI is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including level of subordination, term, timing of payments, and general market conditions. However, if a fixed rate debt instrument with similar terms and conditions is not available, but a similar fixed rate debt instrument of an issuer is traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.

        In addition to the determination of a comparable yield, the noncontingent bond method requires determination of a schedule of the projected amount of each payment (whether or not contingent) to be made under the CPDI. The projected payment schedule is determined in such a way that the sum of the discounted present value of the projected amounts of all payments, determined using a discount rate equal to the comparable yield, equals the issue price and reasonably reflects the relative expected values of the payments. The projected payment schedule is then determined as of the issue date and remains fixed throughout the term of the CPDI.

        The projected payment schedule is used to determine the US Holder's interest accruals and adjustments, unless the US Holder determines that our projected payment schedule is unreasonable, in which case the US Holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using our projected payment schedule.

        The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

        A US Holder's basis in a CPDI is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, or retirement of a CPDI generally would be treated as ordinary income. Losses, on the other hand, would be treated as ordinary only to the extent of the holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the holder as an ordinary loss) and capital to the extent in excess thereof.

        The pricing supplement applicable to any note that is treated as a CPDI will describe the material US federal income tax consequences of the ownership of the note. Prospective investors should consult their own tax advisors with respect to the application of the CPDI provisions to notes.

Short-Term Notes

        A note that has a maturity of one year or less from the date of its issuance is a "short-term note." In general, an individual or other cash method US Holder of a short-term note is not required to accrue OID for US federal income tax purposes unless the US Holder elects to do so. This election applies to all short-term notes acquired by the US Holder during the first taxable year for which the election is made, and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation. US Holders that report income for US federal income tax purposes on the accrual method and certain other holders, including banks, common trust funds, holders who hold the short-term notes as part of certain identified hedging transactions, regulated investment companies, certain pass-through entities and dealers in securities, are required to include OID on such short-term notes on a straight-line basis, unless an irrevocable election with respect to any short-term note is made to accrue the OID under the constant yield method based on daily compounding. In the case of a US Holder that is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is treated as ordinary income to the extent of the OID which had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing US Holders that are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term notes in an amount not exceeding the deferred interest income, until the deferred interest income is realized.

        For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note, including stated interest, are included in the short-term note's stated redemption price at maturity.

Market Discount and Premium

        If a US Holder purchases a note, other than a short-term note, for an amount that is less than its stated redemption price at maturity or, in the case of a note having OID, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the OID previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for US federal income tax purposes. (It is possible that a US Holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 0.25 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a US Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the US Holder as if the US Holder had sold the note at its then fair market value. In addition, the US Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the US Holder elects to accrue it under the constant yield method. A US Holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the US Holder will be increased by the market discount thereon as it is included in income.

        A US Holder that purchases a note having OID for an amount exceeding its "adjusted issue price" (which is described above under "—Original Issue Discount") and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of OID that the US Holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the OID remaining to be accrued from the date of the note's acquisition through the stated maturity date. Rather than apply the above fraction, a US Holder that, as discussed below, elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate OID accruals on a constant yield to maturity.

        A US Holder that acquires a note for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium, and will not be required to include any OID in income. A US Holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely-filed federal income tax return for the first taxable year to which the US Holder wishes the election to apply.

        If bond premium is amortized, the amount of interest that must be included in the US Holder's income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity (or, in certain circumstances, based on an earlier call date) determined by using the US Holder's basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. There are also special rules for determining bond premium on variable rate debt instruments and on debt instruments with alternative payment schedules that are not treated as CPDIs. If an election to amortize bond premium is not made, a US Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the US Holder's gross income, held at the beginning of the US Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as OID is treated as an election to amortize bond premium. Special rules may apply if a note is subject to a call option prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)

        A US Holder of a note may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any premium with respect to the note, as OID on a constant yield method, which is described above under "—Original Issue Discount." The election is made for the taxable year in which the US Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the US Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election is made with respect to a note having amortizable bond premium, the US Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the US Holder during the year of election or thereafter.

Foreign Currency Notes

        The following discussion applies to foreign currency notes that are not denominated in or indexed to a currency that is considered "hyperinflationary," that are not CPDIs and that are not "dual currency notes." Special US tax considerations applicable to obligations that are denominated in or indexed to a hyperinflationary currency, are CPDIs or are dual currency notes that will be discussed in the applicable pricing supplement.

        In general, a US Holder that uses the cash method of accounting and holds a foreign currency note will be required to include in income the US dollar value of the amount of interest income received, whether or not the payment is received in US dollars or converted into US dollars. The US dollar value of the amount of interest received is the amount of foreign currency interest paid, translated into US dollars at the spot rate on the date of receipt. The US Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

        A US Holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis US Holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the US Holder. Under the second method, a US Holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the US Holder and will be irrevocable without the consent of the IRS. An accrual basis US Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as US source ordinary income or loss.

        OID on a foreign currency note is determined in the foreign currency and is translated into US dollars in the same manner that an accrual basis US Holder accrues stated interest. Exchange gain or loss is determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

        The amount of market discount on a foreign currency note includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the US Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into US dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

        Amortizable bond premium on a foreign currency note is computed in units of foreign currency and, if the US Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

        With respect to the sale, exchange, retirement or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition, and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of US dollars into a foreign currency and the immediate use of that currency to purchase a foreign currency note generally will not result in a taxable gain or loss for a US Holder.

Sale, Exchange, Redemption or Repayment of the Notes

        Upon the disposition of a note by sale, exchange, redemption, or repayment of principal at maturity, a US Holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the US Holder's adjusted tax basis in the note. A US Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the US Holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term notes otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange, or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Disclosure Requirements for US Holders Recognizing Significant Losses or Experiencing Significant Book-Tax Differences

        A US Holder that claims significant losses in respect of a note (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) or reports any item or items of income, gain, expense, or loss in respect of a note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the notes.

Tax Treatment of Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-US Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  interest payable on the notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A), and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these exceptions apply, interest (including OID) on the notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8 ECI.

        In general, gain realized on the sale, exchange or retirement of the notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, or

  •
  the Non-US Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if payments on the notes to the Non-US Holder would not have been subject to US federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a note (including interest and OID) and proceeds of the sale of a note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, or (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year).

        Backup withholding will not be required with respect to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN or Form W-8IMY with all of the attachments required by the IRS, signed under penalty of perjury, identifying the Non-US Holder and stating that the Non-US Holder is not a United States person. In addition, IRS Form W-8BEN will be required from the beneficial owners of interests in a Non-US Holder that is treated as a partnership for US federal income tax purposes. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless the payor receives the statement described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any), provided, that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through agents, each of which has agreed to use its reasonable best efforts to solicit purchases of the notes. We also may sell the notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through the agents as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the agent at the time of resale, which may be greater or lesser than the purchase price for those notes paid by the agent.

        We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or part. Each agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the notes it receives in whole or in part. We will pay each agent a commission, in the form of a discount, ranging from .125% to .750% of the price offered to the public of the notes, depending on maturity, sold through that agent. Any agent may agree with us to accept a commission other than one based on maturity, in which case the commission will be set forth in the applicable pricing supplement; provided, however, that the commission shall range from .025% to .750%. We also may pay fees and other amounts to an agent or an affiliate of an agent in connection with certain transactions that we enter into in connection with certain issuances of the notes, which might exceed the agent's discount.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        Any agents offering notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc. is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "Exchange Rate Agent" means JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Money Market Yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D × 360 360-(D × M)	× 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Paying Agent" means JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major US banks).

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for US dollar deposits).

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $10,668,950,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this prospectus is November 17, 2003.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any of these filed documents at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2003, May 31, 2003 and August 31, 2003; and

          (3)   the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003, March 19, 2003, March 19, 2003, March 26, 2003, April 7, 2003, April 24, 2003, April 28, 2003, April 28, 2003, June 2, 2003, June 18, 2003, June 18, 2003,

  June 19, 2003, July 10, 2003, July 17, 2003, September 18, 2003, September 25, 2003 and October 21, 2003.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, Inc., American Stock Exchange LLC and International Securities Exchange;

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc., the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179 and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the nine months ended August 31, 2003 and 2002, the fiscal years ended November 30, 2002, 2001 and 2000, the five months ended November 26, 1999 and the fiscal years ended June 30, 1999 and 1998.

	Nine Months Ended August 31,		Fiscal Year Ended November 30,				Fiscal Year Ended June 30,
						Five Months Ended November 26, 1999
	2003	2002	2002	2001	2000		1999	1998
Ratio of earnings to fixed charges	2.2	1.7	1.7	1.2	1.2	1.3	1.3	1.3
Ratio of earnings to combined fixed charges and preferred dividends	2.1	1.7	1.7	1.2	1.2	1.3	1.3	1.3

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $10,668,950,162 under this prospectus. As of the date of this prospectus, we have issued approximately $84,197,247,650 aggregate principal amount of debt securities under the Indenture, of which $23,507,330,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Global Securities

        The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

        Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

  •
  the depositary for the global security to a nominee of the depositary;

  •
  a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

        Each prospectus supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

        Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by global securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

  •
  will not be considered the owners or holders of these securities under the Indenture.

        Subject to the restrictions referred to under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

        We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

        If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

        In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

  (1)
  registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

  (2)
  bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

  (3)
  either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

        You should read the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose value is determined by reference to the performance, level or value of, one or more of the following:

  •
  debt or equity securities;

  •
  debt securities of or guaranteed by the United State or other sovereign states ("Government debt securities");

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

  •
  units, indices or baskets of the items described above.

        Warrants may be offered independently of or together with any series of debt securities, preferred stock or other securities and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

General

        The terms of any particular series of warrants will be described in the prospectus supplement relating to that particular series of warrants, including, where applicable:

  (1)
  whether the warrant relates to equity securities, debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index, basket or reference as described in the warrant;

  (2)
  the offering price;

  (3)
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  (4)
  the date on which the right to exercise those warrants will commence and the date on which that right will expire;

  (5)
  whether those warrants are to be issuable in registered or bearer form;

  (6)
  whether those warrants are extendible and the period or periods of such extendibility;

  (7)
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  (8)
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  (9)
  US federal income tax consequences applicable to those warrants; and

  (10)
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

        If the offered warrants are to purchase debt securities or equity securities, the prospectus supplement will also describe:

  (1)
  the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities or equity securities purchasable upon exercise of those warrants;

  (2)
  the designation and terms of the debt securities, preferred stock or other securities with which those warrants are issued and the number of those warrants issued with each such security;

  (3)
  the date or dates on and after which those warrants and the related debt securities, preferred stock or other securities will be separately transferable; and

  (4)
  the principal amount of debt securities or amount of equity securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities or amount of equity securities may be purchased upon such exercise.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the prospectus supplement will describe:

  •
  the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

  •
  whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

        If the offered warrants are warrants on a financial, economic or other measure or instrument, stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such measure or instrument, stock index or stock basket. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the financial, economic or other measure or instrument, stock index or stock basket covered by those warrants; and

  •
  the market to which the financial, economic or other measure or instrument, stock index or stock basket relates.

        If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the commodity or commodity index covered by those warrants; and

  •
  any market to which the commodity or commodity index relates.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        As the applicable prospectus supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

  •
  warrants to buy or sell debt or equity securities, Government debt securities or a currency, currency unit, currency index or currency basket; and

  •
  warrants on financial, economic or other measures or instruments, stock indices or stock baskets or on commodities or commodity indices or baskets.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        As set forth in, or calculable from, the prospectus supplement relating to each series of warrants, each warrant you purchase will entitle you to:

  •
  buy or sell the equivalent amount of equity or debt securities;

  •
  buy or sell the equivalent amount of Government debt securities;

  •
  buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index or basket at the exercise price;

  •
  receive a settlement value for the equivalent amount of Government debt securities; or

  •
  receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, financial, economic or other measure or instrument, stock index or stock basket, commodity or commodity index or basket.

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, you may exercise your warrants by:

  •
  delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

  •
  payment as provided in the applicable prospectus supplement of the amount required to purchase the equity or debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency index, currency basket, stock index, stock basket, commodity or commodity index or basket, as the case may be, purchased or sold upon such exercise.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the equity or debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodity basket or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

DESCRIPTION OF PREFERRED STOCK

        This section sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available as set forth under the section entitled "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of August 31, 2003, there were outstanding:

  •
  479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;

  •
  3,817,850 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  3,092,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  3,378,400 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement.

Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        No series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as set forth under the section entitled "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depositary as a result of that distribution has been distributed by the depositary to the holders of those depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Miscellaneous

        Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

        Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable prospectus supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

        We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable prospectus supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any preferred stock or depositary shares represented by a global security.

        In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price; and

  •
  the proceeds we anticipate from the sale of the securities.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        When securities are to be sold to underwriters, unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2002 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

         You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

TABLE OF CONTENTS

Pricing Supplement

Summary
Risk Factors
Description of the Notes
Description of the S&P 500 Index
Certain US Federal Income Tax Considerations
ERISA Considerations
Use of Proceeds and Hedging
Supplemental Plan of Distribution
Legal Matters
Prospectus Supplement
Risk Factors
Pricing Supplement
Description of Notes
Certain US Federal Income Tax Considerations
Supplemental Plan of Distribution
Validity of the Notes
Glossary
Prospectus
Where You Can Find More Information
The Bear Stearns Companies Inc.
Use of Proceeds
Ratio Information
Description of Debt Securities
Description of Warrants
Limitations on Issuance of Bearer Debt
Securities and Bearer Warrants
Description of Preferred Stock
Description of Depositary Shares
Book-Entry Procedures and Settlement
Plan of Distribution
ERISA Considerations
Experts
Validity of the Securities

$[                    ]

The Bear Stearns Companies Inc.

Medium-Term Notes, Series B

Principal Protected Notes Linked
to the S&P 500® Index
Due November [    ], 2009

PRICING SUPPLEMENT

Bear, Stearns & Co. Inc.

[                        ], 2004